                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MARTIN MARIETTA CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          MARTIN MARIETTA CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 NOTICE OF 1994
                               ANNUAL MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT










                                     [LOGO]

MARTIN  MARIETTA  CORPORATION


NORMAN R. AUGUSTINE
CHAIRMAN & CHIEF EXECUTIVE OFFICER


                                                            March 21, 1994

Dear Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend Martin Marietta Corporation's 1994 Annual Meeting of Stockholders, which will be held at 10:30 a.m. on Thursday, April 28, 1994, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia.

         An hour has been set aside starting at 9:30 a.m. for coffee and conversation so that you may meet informally with the directors and members of the Corporation's management. During the Annual Meeting, in addition to acting on matters described in the Proxy Statement, the Corporation's senior management will report to you on the Corporation's 1993 activities. There will also be an opportunity to discuss matters of interest to you as a stockholder of Martin Marietta.

         I hope you can attend in person, but, whether or not you plan to attend, please make sure that your shares are represented by completing and returning your Proxy Card.

                                                        Sincerely,



                                                        /s/ NORMAN R. AUGUSTINE
                                                        -----------------------
                                                        Norman R. Augustine

                          MARTIN MARIETTA CORPORATION

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS OF THE CORPORATION

         The Annual Meeting of Stockholders of Martin Marietta Corporation (the "Corporation") will be held on Thursday, April 28, 1994, at 10:30 a.m. at The Ritz-Carlton Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia. Attendance at the Annual Meeting of Stockholders of the Corporation will be limited to stockholders of record at the close of business on March 7, 1994 or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date, and invited guests of the Corporation.

         The purposes of the meeting are:

           (1)   to elect five directors to terms expiring in 1997;
           (2)   to ratify the appointment of independent auditors;
           (3) to act upon the stockholder proposals set forth in the attached Proxy Statement; and
           (4) to transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 7, 1994 shall be entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors


                                              /s/ LILLIAN M. TRIPPETT
                                              ---------------------------------
                                              Lillian M. Trippett
                                              Corporate Secretary and
                                              Assistant General Counsel

6801 Rockledge Drive
Bethesda, Maryland 20817
March 21, 1994

- ------------------------------------------------------------------------------
  IMPORTANT

          IT IS IMPORTANT THAT ALL OF YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, PLEASE SIGN AND RETURN EACH CARD SO THAT ALL OF YOUR SHARES WILL BE REPRESENTED. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

          PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND AND YOU ARE A STOCKHOLDER AS OF THE RECORD DATE,
  PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD, AND WE WILL SEND A TICKET TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR A LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE (MARCH 7, 1994).
- ------------------------------------------------------------------------------

CONTENTS


                                                                                              PAGE
                                                                                              ----
General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Voting Securities and Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
Securities Owned by Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
Compensation of Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
Ratification of Appointment of Independent Auditors . . . . . . . . . . . . . . . . . . .       18
Stockholder Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24

PROXY STATEMENT
GENERAL INFORMATION

     The Annual Meeting of Stockholders of Martin Marietta Corporation, a Maryland corporation (the "Corporation"), will be held on Thursday, April 28, 1994, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia, for the purposes set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments of such meeting.

     Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted by filing with the Secretary of the Corporation prior to the meeting at the Corporation's principal office, or at the Annual Meeting of Stockholders of the Corporation, an instrument revoking the proxy or a duly executed proxy bearing a later date. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

     The principal office of the Corporation is at 6801 Rockledge Drive, Bethesda, Maryland 20817. This Proxy Statement, the Proxy Card, and the Notice of Meeting will be sent to stockholders commencing approximately March 21, 1994.

VOTING SECURITIES AND RECORD DATE

     Stockholders of record at the close of business on March 7, 1994 are entitled to notice of and to vote at the Annual Meeting of Stockholders of the Corporation ("Annual Meeting"). On January 31, 1994, there were 95,785,244 shares outstanding of the Corporation's Common Stock, $1.00 par value per share ("Common Stock" or "Stock"). Each share is entitled to one vote. Participants in the Dividend Reinvestment Plan and certain of the Corporation's benefit plans are entitled to one vote for each full share held under each plan.
Shares held in accounts under the Dividend Reinvestment Plan are included in the proxy sent to the account owner.

     Shares of Common Stock represented by a properly signed and returned proxy will be considered as present at the Annual Meeting for purposes of determining a quorum. Votes at the Annual Meeting will be tabulated by two independent judges of election from First Chicago Trust Company of New York, the Corporation's transfer agent.

     The affirmative vote of a majority of shares outstanding and entitled to vote is required for election of directors and adoption of the proposals set forth below. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange Rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of the proposal. Votes "withheld" from director-nominees have the effect of a negative vote since a majority of the shares outstanding and entitled to vote is required for election of directors.

     Bankers Trust Company, as trustee of the Martin Marietta Corporation Performance Sharing Plan and the Martin Marietta Corporation Savings and Investment Plan for Hourly Employees, has reported on a Schedule 13G, as of December 31, 1993, that it held 6,146,097 shares of Common Stock (approximately
6.42 percent of the shares of Common Stock outstanding on December 31, 1993). Bankers Trust Company has expressly disclaimed beneficial ownership of these shares. Each plan participant will receive an instruction card on which the participant may direct the trustee as to the manner in which shares of Common Stock allocated to the plan participant's account are to be voted. If the plan participant does not return a voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan. In addition, Bankers Trust Company reported beneficial ownership of 1,833,155 shares of Common Stock (approximately 1.92 percent of the shares of Common Stock outstanding on December 31, 1993) as trustee for various trust and employee benefit plans not associated with the Corporation.

     Participants in the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Hourly Employees and the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Salaried Employees may direct Chemical Bank, the trustee of those plans, as to the manner in which shares of Common Stock allocated to the plan participant's account are to be voted.

     At a special stockholders' meeting held on March 25, 1993, the Corporation's stockholders approved a transaction, as described in the proxy statement/prospectus (Form S-4 Registration Statement No. 33-58494) relating to that meeting and mailed to stockholders of record on February 16, 1993, providing for the combination of the aerospace business and certain other businesses of the General Electric Company ("GE") with the businesses of the Corporation. Upon consummation of this transaction on April 2, 1993, GE became the owner of 20,000,000 shares of the Corporation's Series A Preferred Stock, $1.00 par value per share, constituting the entire issue of such class. The Series A Preferred Stock is convertible into Common Stock, has a liquidation preference of $50 per share, and is non-voting except in certain circumstances. The Series A Preferred Stock has a conversion price of $34.5525 per share (subject to adjustment in certain circumstances) and will be convertible into 28,941,460 shares (subject to adjustment) or approximately 23.2 percent of the outstanding shares of Common Stock after giving effect to such conversion (based upon the number of shares of Common Stock outstanding on January 31, 1994). Dividends on the Series A Preferred Stock carry a cumulative preference. In the absence of a dividend declaration, dividends of $0.75 per share per quarter accrue automatically on the Series A Preferred Stock. Further, any dividends not paid for any dividend period or series of dividend periods accumulate and must be paid to the holder of the Series A Preferred Stock before the holders of Common Stock may receive any dividend. Mr. Edward
E. Hood, Jr., retired Vice Chairman and a former director of GE, and Mr. Eugene
F. Murphy, President and Chief Executive Officer of GE Aircraft Engines, each of whom are members of the Board of Directors of Martin Marietta Corporation, disclaim beneficial ownership of these shares. GE's address is 3135 Easton Turnpike, Fairfield, Connecticut 06341.

     To the best of the Corporation's knowledge, no person (other than as disclosed above) owned more than 5 percent of any class of the Corporation's outstanding voting securities at the close of business on March 7, 1994.

ELECTION OF DIRECTORS

     The charter of the Corporation ("Charter") provides that the directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. The Board of Directors of the Corporation, pursuant to the Corporation's By-Laws, has determined that the number of directors of the Corporation will be seventeen. In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated Messrs. Marcus C. Bennett, A. James Clark, Edwin I. Colodny, James L. Everett, III, and Allen E. Murray for election to serve as directors of the Corporation until the Annual Meeting of Stockholders of the Corporation in 1997 and until their successors will have been duly elected and qualify. Each nominee is currently serving as a director and has previously been elected by the stockholders. In the event any of these nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Nominees for Election--
To Terms Expiring in 1997

MARCUS C. BENNETT (58)
       Director (since 1993)

       Mr. Bennett has been Vice President and Chief Financial Officer of Martin Marietta Corporation since 1988. Prior to his election as Chief Financial Officer, he served as Vice President of Finance. Mr. Bennett is the Chairman of Martin Marietta Materials, Inc., a majority owned subsidiary company of the Corporation (the common stock of Martin Marietta Materials, Inc. trades on the New York Stock Exchange). He serves on the Board of Directors of Carpenter Technology, Inc., is a member of the Financial Executives Institute, and is a member of MAPI Finance Council. In addition, Mr. Bennett serves on the Board of Directors of the Private Sector Council and is a member of its CFO Task Force.

A. JAMES CLARK (66)
       Director (since 1981), member of the Compensation, Executive, and Finance Committees

       Mr. Clark has served since 1987 as Chairman of the Board of Clark Enterprises, Inc., a holding company engaged in the construction business. He has also served as its President since 1972. Mr. Clark serves on the Boards of Directors of GEICO Corporation and Potomac Electric Power Company. In addition, Mr. Clark is a member of the Board of Trustees of The Johns Hopkins University.

EDWIN I. COLODNY (67)
       Director (since 1987), member of the Executive, Finance, and Nominating Committees

       Mr. Colodny is Of Counsel to Paul, Hastings, Janofsky & Walker. He served as Chief Executive Officer of USAir, Inc. from 1975 until retiring in June 1991 and as Chairman of the Board of USAir, Inc. from 1978 until July 1992. He also served as Chairman of the Board of USAir Group, Inc. from 1983 until retiring from that position in July 1992. Mr. Colodny serves on the Boards of Directors of USAir Group, Inc., USAir, Inc., COMSAT Corporation, Esterline Technologies Corp., and the United States Chamber of Commerce. In addition, Mr. Colodny is a member of the Board of Trustees of the University of Rochester.

JAMES L. EVERETT, III (67)
       Director (since 1976), Chairman of the Nominating Committee, member of the Audit and Ethics and Compensation Committees

       Mr. Everett was elected Chief Executive Officer of Philadelphia Electric Company in 1978 and Chairman of its Board of Directors in 1982. He continued to serve in those capacities until his retirement in 1988. He serves on the Boards of Directors of Phillips & Jacobs, Inc. and Tasty Baking Company.

ALLEN E. MURRAY (65)
       Director (since 1991), Chairman of the Compensation Committee, member of the Audit and Ethics Committee

       Mr. Murray was Chairman of the Board and Chief Executive Officer of Mobil Corporation from 1986 until his retirement on March 1, 1994. He serves on the Boards of Directors of Metropolitan Life Insurance Company, Minnesota Mining and Manufacturing Company, and Morgan Stanley Group Inc. Mr. Murray is also a member of the Board of Trustees of New York University, a member of the Chase International Advisory Committee, and serves as a Director of the American Petroleum Institute. In addition, Mr. Murray is a member of The Business Council, The Business Roundtable, The Council on Foreign Relations, and The Trilateral Commission.

Continuing Directors--
Terms Expiring in 1995

CALEB B. HURTT (62)
       Director (since 1987), member of the Compensation, Executive, and Finance Committees

       Mr. Hurtt was President and Chief Operating Officer of the Corporation from 1987 until his retirement in January 1990. He was its Executive Vice President in 1987 and a Senior Vice President from 1983 to 1987. Mr. Hurtt is Vice Chairman of the Board of Trustees of Stevens Institute of Technology. He was Chairman of the Board of Governors of the Aerospace Industries Association in 1989 and is a past Chairman of the NASA Advisory Council.

MELVIN R. LAIRD (71)
       Director (since 1981), member of the Audit and Ethics, Executive, and Nominating Committees

       Mr. Laird has served as a Director of The Reader's Digest Association, Inc. since 1990 and as its Senior Counsellor for National and International Affairs since 1974. He served as a United States Congressman for nine terms, as U.S. Secretary of Defense, and as a Presidential Counsellor. Mr. Laird is Chairman of the Board of Directors of COMSAT Corporation. He serves on the Boards of Directors of IDS Mutual Fund Group, Metropolitan Life Insurance Company, Science Applications International Corporation, and The Wallace-Reader's Digest Funds. Mr. Laird is a Director Emeritus of Northwest Airlines, Inc. and is a member of the Public Oversight Board of the American Institute of Certified Public Accountants.

GORDON S. MACKLIN (65)
       Director (since 1992), Chairman of the Audit and Ethics Committee, member of the Executive and Finance Committees

       Mr. Macklin is Chairman of White River Corporation, a financial services company. He served as Chairman of the Board of Hambrecht & Quist, Inc., a venture capital and investment banking company, from 1987 until his retirement in April 1992 and was President of the National Association of Securities Dealers, Inc. from 1970 until 1987. He is also a former director of H&Q Healthcare Investors. Mr. Macklin serves on the Boards of Directors of Fund American Enterprises Holdings, Inc. and MCI Communications Corporation. In addition, he serves as Director of certain of the investment companies in the Templeton Group of Funds and as Director, Trustee or Managing General Partner, as the case may be, of most of the investment companies in the Franklin Group of Funds.

EUGENE F. MURPHY (58)
       Director (since 1993), member of the Compensation and Finance Committees

       Mr. Murphy is President and Chief Executive Officer of GE Aircraft Engines. Until the Aerospace businesses of General Electric ("GE Aerospace") were combined with the businesses of the Corporation in April 1993, he was President and Chief Executive Officer of GE Aerospace. Prior to 1992, he was Senior Vice President of GE Communications & Services. Mr. Murphy became a Senior Vice President of GE upon its merger with RCA Corporation in 1986. He was a member of President Reagan's National Security Telecommunications Advisory Committee and is a former Chairman and permanent member of the Board of Directors of the Armed Forces Communications and Electronics Association. In addition, Mr. Murphy is a member of the Aerospace Industries Association Board of Governors.

JOHN W. VESSEY, JR. (71)
       Director (since 1985), member of the Audit and Ethics, Executive, and Nominating Committees

       General Vessey was Chairman of the Joint Chiefs of Staff from 1982 until his retirement from active military duty in October 1985 after 44 years in the armed services. He serves on the Boards of Directors of National Computer Systems, Inc., Youth Service USA Inc., and The National Flag Day Foundation. He also serves on the Board of Advisors of GA Technologies, Inc.

A. THOMAS YOUNG (55)
       Director (since 1989), member of the Executive Committee

       Mr. Young has served as President and Chief Operating Officer of the Corporation since January 1990. He was its Executive Vice President in 1989, a Senior Vice President from 1987 to 1989, and a Vice President from 1985 to 1987. Mr. Young served as President of Martin Marietta Electronics & Missiles Group from 1985 to 1989. He serves on the Boards of Directors of Cooper Industries, Inc. and The Dial Corp. He is a Fellow of the American Institute of Aeronautics and Astronautics and of the American Astronautical Society. In addition, Mr. Young is a member of the National Academy of Engineering.

Continuing Directors--
Terms Expiring in 1996

LAMAR ALEXANDER (53)
       Director (since 1993), member of the Audit and Ethics and Compensation Committees

       Mr. Alexander is counsel to Baker, Worthington, Crossley, Stansberry & Woolf of Nashville, Tennessee. He served as U.S. Secretary of Education from March 1991 until January 1993. He was President of The University of Tennessee from July 1988 until March 1991, and he served as the Governor of the State of Tennessee from 1979 to 1987. Mr. Alexander served on the Corporation's Board of Directors from 1989 until his confirmation as U.S. Secretary of Education.

NORMAN R. AUGUSTINE (58)
       Director (since 1986), Chairman of the Executive Committee

       Mr. Augustine has served as Chairman of the Board of the Corporation since 1988, as Chief Executive Officer since 1987, and served as Vice Chairman between 1987 and 1988. He was the Corporation's President and Chief Operating Officer in 1986 and 1987, Executive Vice President in 1985 and 1986, and a Senior Vice President in 1985. Mr. Augustine serves on the Boards of Directors of Phillips Petroleum Company, Riggs National Corporation, and Procter & Gamble Co.

JOHN J. BYRNE (61)
       Director (since 1978), Chairman of the Finance Committee, member of the Nominating Committee

       Mr. Byrne has been Chairman of the Board and Chief Executive Officer of Fund American Enterprises Holdings, Inc. (formerly Fireman's Fund Corporation) since 1985. In addition to the Boards of Fund American and its subsidiary, Source One Mortgage Company, he serves on the Boards of Directors of New Dartmouth Bank, Zurich Reinsurance Centre, Inc., Special Olympics International, American Academy of Actuaries, and serves as an Advisory Director of Potomac Electric Power Company. Mr. Byrne is an Overseer of the Amos Tuck School of Business Administration of Dartmouth College and of Rutgers University Foundation. Mr. Byrne is also a Member of the Stanford Graduate School of Business Advisory Council and the Stanford Research Institute (SRI) Advisory Council.

EDWARD L. HENNESSY, JR. (65)
       Director (since 1983), member of the Compensation and Nominating
       Committees

       Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of AlliedSignal Inc. from May 1979 through June 1991. He served as Chairman of AlliedSignal Inc. from July 1991 through December 1991. Mr. Hennessy serves on the Boards of Directors of The Bank of New York, Titan Pharmaceuticals, Inc., Dycom Industries, Inc., The Wackenhut Corporation, and Walden Residential Properties, Inc. He is a Trustee and Chairman of the Board of Fairleigh Dickinson University.

EDWARD E. HOOD, JR. (63)
       Director (since 1993), member of the Audit and Ethics, Executive, and Finance Committees

       Mr. Hood joined GE in 1957 after service in the U.S. Air Force. He was elected a Vice President of GE in 1968 and was Vice Chairman and Executive Officer of GE in 1979. He was a Director of GE from 1980 until his retirement in 1993. Mr. Hood is a Director of FlightSafety International, Inc. and the Lincoln Electric Company. He also serves as Chairman of the Board of Trustees of Rensselaer Polytechnic Institute.

GWENDOLYN S. KING (53)
       Director (since 1992), member of the Audit and Ethics and Finance Committees

       Mrs. King has been Senior Vice President of Corporate and Public Affairs for Philadelphia Electric Company since October 1992. She served as Commissioner of the Social Security Administration from August 1989 through September 1992. From March 1988 to July 1989, Mrs. King was Executive Vice President of Gogol & Associates in Washington, D.C. Mrs. King serves on the Board of Directors of Monsanto Company.

BOARD OF DIRECTORS

     The Board of Directors held eleven meetings during 1993, of which eight were regularly scheduled meetings. Directors, other than officers of the Corporation, received $32,500 annually for service on the Board and $800 per meeting attended, including the Annual Meeting of Stockholders of the Corporation. Effective March 1, 1994, these amounts were increased to $36,000 annually for service on the Board and $1,000 per meeting attended. Directors are also reimbursed for expenses incurred in connection with attendance at Board and Committee meetings.

     The Board currently has five standing Committees: Audit and Ethics, Compensation, Executive, Finance, and Nominating. Directors, other than officers of the Corporation, receive $5,400 annually for each Committee on which they serve and $800 per Committee meeting attended. Effective March 1, 1994, the Committee meeting fee was increased to $1,000. Directors, other than officers of the Corporation, who serve as Chairmen of Committees receive the following additional compensation: Chairmen of the Audit and Ethics, Compensation, Executive, and Finance Committees receive $4,000 additional compensation per year and the Chairman of the Nominating Committee receives $2,000 additional compensation per year.

     Under the Directors' Deferred Compensation Plan, eligible directors have the option of deferring receipt of all or part of the fees earned until after termination of service as a director. Interest is accrued. In the event of a change in control of the Corporation, participating directors are eligible to receive immediate lump-sum payments representing the balance in their accounts.

     A $100,000 Life Insurance Plan is available to directors. The benefit becomes fully vested for directors who have served five years. Directors who retire with less than five years of service will receive a proportionally reduced amount of insurance coverage. Premiums are paid by the Corporation.

     A Financial Counseling Program which provides reimbursement for tax and financial planning and tax preparation services is available to directors, officers, and other key employees of the Corporation. The Corporation pays a maximum of $6,000 annually per participant.

     Non-employee directors are provided, under the Corporation's business travel accident policy, with $100,000 coverage for death or dismemberment resulting from an accident while traveling on the Corporation's business.

     The Post-Retirement Income Maintenance Plan for Directors provides that a director who at the time of retirement has served five continuous years, unless otherwise approved by the Nominating Committee, and who has attained mandatory retirement age shall receive for life an annual fee equal to the annual basic retainer in effect at the time of retirement. A director who retires early after completing at least five continuous years of service is entitled to receive an annual fee equal to the annual basic retainer in effect at the time of retirement for a period equal to the number of full years the retired director served on the Board. In the event of the death of any retired director, or the death of any director who is otherwise qualified to participate in the Plan, prior to receiving payments equal to the number of months of active service on the Board, the surviving lawful spouse, if any, will be entitled to the remainder of the Plan benefit payments for such service period or 120 months, whichever is less. In addition, if a director dies while serving on the Board, the Plan includes a lump-sum death benefit payment equal to the fees the director would have received had he continued to serve as a director for the entire period that he could have served pursuant to the Corporation's By-Laws; however, no more than ten years of such imputed additional service shall be taken into account. The Plan provides for lump-sum payments of vested retirement benefits in the event of a change of control of the Corporation.

     The Audit and Ethics Committee is composed of directors who are not employees of the Corporation. It has general powers relating to accounting and auditing matters. The Committee recommends the selection and monitors the independence of independent auditors for the Corporation, reviews the scope and timing of their work, reviews with the Corporation's management and independent auditors the financial accounting and reporting principles used by the Corporation, as well as the policies and procedures concerning audits and accounting and financial controls and any recommendations to improve existing practices. It reviews the results of the independent audit as well as the activities of the corporate internal audit staff. In addition, the Committee monitors compliance with the Corporation's Code of Ethics and Standards of Conduct, reviews and resolves all matters of concern presented to it by the Corporate Ethics Office, and reviews and monitors the adequacy of the Corporation's policies and procedures, as well as the organizational structure, for ensuring general compliance with laws and regulations including environmental laws and regulations and the policies and procedures relating thereto; it reviews with the Corporation's management significant litigation and regulatory proceedings in which the Corporation is or may become involved and reviews the accounting and financial reporting issues, including the adequacy of disclosure for all environmental matters. The Audit and Ethics Committee met four times during 1993.

     The Compensation Committee is composed of directors who are not employees of the Corporation. The Committee reviews the compensation policy and establishes standards of compensation for the Corporation. The Committee recommends compensation to be paid to elected officers and approves the compensation for all employees, other than elected officers, who receive a salary of $200,000 or more per year. The Committee approves employee benefits provided by all special compensation plans, including pension, insurance, and health plans; and it also serves as the Stock Option Committee. The Compensation Committee met five times during 1993.

     The Executive Committee has been delegated the authority to exercise, during the intervals between the meetings of the Board of Directors, any of the powers vested in the full Board subject to applicable law. The Executive Committee met two times during 1993.

     The Finance Committee has been delegated the authority to exercise, during the intervals between the meetings of the Board of Directors, the powers of the Board in the financial affairs of the Corporation, including responsibilities related to borrowing arrangements and the investment of the Corporation's available cash resources. It reviews changes in the capital structure of the Corporation and the proposed capital expenditure and contributions budgets. It reviews the financial impact of the implementation of employee benefit plans and reviews those plans to ensure that they are operated in accordance with existing legal requirements and sound financial principles. The Finance Committee met three times during 1993.

     The Nominating Committee is composed of directors who are not employees of the Corporation. It makes recommendations to the Board concerning the composition and compensation of the Board, including its size and the qualifications for membership. It also recommends nominees to fill vacancies or new positions on the Board and the Board's nominees for election by the stockholders at an annual meeting of stockholders. The Nominating Committee met three times during 1993.

     Written suggestions submitted by stockholders concerning proposed nominees for election to the Board will be presented to the Nominating Committee for its consideration. Suggestions should include a brief description of the proposed nominee's qualifications and all other relevant biographical data as well as the written consent of the proposed nominee to act as a director if nominated and elected. In accordance with the Corporation's By-Laws, suggestions should be mailed to the Secretary of the Corporation.

     In addition, the By-Laws of the Corporation require advance notice for any proposal for the nomination for election as a director at an annual meeting of stockholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the nominee and the stockholder proposing the nomination. Any stockholder desiring a copy of the By-Laws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

     During 1993, all incumbent directors attended at least 75 percent of Board and Committee meetings. Average attendance at all Board and Committee meetings was 94 percent.

SECURITIES OWNED BY MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned by the directors and nominees, the Chief Executive Officer, and the four most highly compensated executive officers and by all directors and executive officers as a group on January 31, 1994. The number of shares shown for each director and each of the named executive officers represented less than 1 percent of the shares of Common Stock outstanding. The number of shares shown for all executive officers and directors as a group represented .75 percent of the Common Stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.



- -------------------------------------------------------------------------------------------------------
     NAME OF INDIVIDUAL OR                                                        AMOUNT AND NATURE OF
     IDENTITY OF GROUP                                                            BENEFICIAL OWNERSHIP
     -----------------                                                            --------------------
     Lamar Alexander  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100
     Norman R. Augustine  . . . . . . . . . . . . . . . . . . . . . . . . . . .    229,380(1)(8)
     Marcus C. Bennett  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31,856(2)(8)
     John J. Byrne  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6,750
     A. James Clark   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21,612
     Edwin I. Colodny   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,000
     James L. Everett, III  . . . . . . . . . . . . . . . . . . . . . . . . . .      6,750(3)
     Edward L. Hennessy, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . .      2,224
     Edward E. Hood, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,000
     Caleb B. Hurtt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,336
     Gwendolyn S. King  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200
     Melvin R. Laird  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47,700(4)
     Gordon S. Macklin  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,000
     Frank H. Menaker, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . .     53,700(5)(8)
     Eugene F. Murphy   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200
     Allen E. Murray  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,000
     Peter B. Teets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32,833(6)(8)
     John W. Vessey, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . .        400
     A. Thomas Young  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     66,254(7)(8)
          All executive officers and directors
          as a group (31 individuals including
          those named above)                                                       715,687(8)(9)
- -------------------------------------------------------------------------------------------------------

(1) Includes 62,000 shares awarded to Mr. Augustine under the Corporation's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 126,800 shares not currently owned but which could be acquired within 60 days following January 31, 1994 by Mr. Augustine through the exercise of stock options.
(2) Includes 22,000 shares awarded to Mr. Bennett under the Corporation's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 2,400 shares not currently owned but which could be acquired within 60 days following January 31, 1994 by Mr. Bennett through the exercise of stock options.
(3) Shared voting and investment power.
(4) Includes approximately 44,700 shares held by Metropolitan Life Insurance Company. Mr. Laird specifically disclaims ownership of these shares.
(5) Includes 15,000 shares awarded to Mr. Menaker under the Corporation's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 34,000 shares not currently owned but which could be acquired within 60 days following January 31, 1994 by Mr. Menaker through the exercise of stock options.
(6) Includes 24,000 shares awarded to Mr. Teets under the Corporation's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents.
(7) Includes 48,000 shares awarded to Mr. Young under the Corporation's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents.
(8) From 1989 through 1992, and for a portion of 1993, the Corporation made matching contributions to participants' accounts in the Martin Marietta Corporation Performance Sharing Plan in Common Stock. Where appropriate, the shares shown include an approximation of the number of shares in the participant's account as of January 31, 1994. Executive officers do not have investment power over these shares.
(9) Includes 276,600 shares of Common Stock not presently held by members of the group but which could be acquired within 60 days following January 31, 1994 through the exercise of stock options and 241,500 shares awarded under the Corporation's restricted stock award plans which are subject to the terms and conditions described in the governing plan documents.

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables show annual and long-term compensation received for services in all capacities to the Corporation of the Chief Executive Officer and the next four most highly compensated executive officers for the years ended December 31, 1993, 1992, and 1991. All statements as to the number of shares have been adjusted to reflect the effects of a 2-for-1 stock split on the Corporation's Common Stock effected September 30, 1993. Other than compensation paid by the Corporation as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers of the Corporation in each of the years during the three-year period ended December 31,

1993. In addition, the information set forth in the tables captioned "Option/SAR Grants in Last Fiscal Year," "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values," and "Long-Term Incentive Plans - Awards in Last Fiscal Year" relate to stock options, stock appreciation rights (SARs), and long-term incentive plan awards with respect to the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation(1)
                                                   Annual Compensation                       Awards
                                             -----------------------------------   -------------------------
                                                                                                    Number
                                                                                     Restricted  of Securities
 Name and                                                          Other Annual        Stock(4)   Underlying     All Other
 Principal Position                 Year     Salary(2)     Bonus   Compensation(3)    Awards(5)   Options/SARs Compensation(6)
 ------------------                 ----     ------        -----   ------------      ----------   ------------ ------------
NORMAN R. AUGUSTINE                 1993      $830,000    $800,000     $20,544     $1,152,000       100,000       $2,275
Chairman & Chief                    1992       796,923     575,000      30,900            ---        60,000        1,750
Executive Officer                   1991       683,846     500,000                    862,500        60,000

A. THOMAS YOUNG                     1993       535,000     500,000      32,620        864,000        60,000       10,087
President & Chief                   1992       501,731     375,000     131,193            ---        35,000        1,750
Operating Officer                   1991       424,962     330,000                                  690,000       22,000

PETER B. TEETS                      1993       391,827     250,000     278,410        432,000        20,000        4,859
Vice President                      1992       357,116     200,000      12,372            ---        15,000        1,750
                                    1991       314,423     180,000                    345,000         6,000

MARCUS C. BENNETT                   1993       370,000     250,000      10,116        432,000        18,000        9,321
Vice President &                    1992       351,923     190,000      13,422            ---        13,500        1,750
Chief Financial Officer             1991       302,846     170,000                    287,500         7,000

FRANK H. MENAKER, JR.               1993       328,462     190,000       6,101        288,000        12,000        3,742
Vice President &                    1992       320,000     160,000       4,619            ---         9,000        1,750
General Counsel                     1991       281,231     145,000                    201,250         4,000

(1) There were no payouts under the Corporation's long-term incentive plans (Martin Marietta Corporation Long Term Performance Incentive Compensation Plan and Amended and Restated Martin Marietta Corporation Long Term Performance Incentive Compensation Plan) during 1993, 1992 or 1991 to the named executives.
(2) The Corporation follows a bi-weekly pay schedule; therefore, yearly salary differences reflect differences in compensation as well as variations, if any, in the number of pay periods.
(3) In accordance with the transition rules adopted by the Securities and Exchange Commission, no disclosure is required for the year 1991. Amounts reported under the column generally represent amounts reimbursed for the payment of taxes and financial counseling fees. During the years 1993 and 1992, some executive officers of the Corporation received certain personal benefits from the Corporation. The cost of the personal benefits furnished to each executive officer, with the exception of Mr. Teets in 1993 and Mr. Young in 1992, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the above table. Consistent with the Corporation's policies and procedures, the amount reported for Mr. Teets in 1993 includes payments of $245,187 for relocation. On occasion, the Corporation determines that it is in its best interest to pay membership fees, dues, and other expenses related to employee participation in professional and social organizations. Determinations are made on a case-by-case basis rather than pursuant to a formal program or plan. The amount reported for Mr. Young in 1992 includes a one-time membership fee of $50,000.
(4) Dividends are paid on restricted stock at the same rate as paid to all stockholders. On December 31, 1993, Mr. Augustine held a total of 62,000 restricted shares having a then current value of $2,728,000; Mr. Young held a total of 48,000 restricted shares having a then current value of $2,112,000; Mr. Teets held a total of 24,000 restricted shares having a then current value of $1,056,000; Mr. Bennett held a total of 22,000 restricted shares having a then current value of $968,000; and Mr. Menaker held a total of 15,000 restricted shares having a then current value of
    $660,000.   In the event of a change in control as defined in the governing plan documents, restricted shares vest immediately. Of the 129,000 restricted shares awarded in 1991, 13,000 shares have been forfeited. Assuming no other forfeitures occur with respect to 1991 awards, restrictions on 58,000 shares will lapse on July 25, 1994, and restrictions on the remaining 58,000 shares will lapse on July 25, 1996. Of the 170,000 restricted shares awarded in 1993, assuming no forfeitures occur, restrictions on 85,000 shares will lapse on April 21, 1996, and restrictions on the remaining 85,000 will lapse on April 21, 1998.
(5) Messrs. Norman R. Augustine, A. Thomas Young, Peter B. Teets, and Marcus C. Bennett, each of whom is an executive officer of Martin Marietta, borrowed $232,363, $104,563, $86,535, and $68,447, respectively, from the
    Corporation in 1993. The loans were used to satisfy personal income tax obligations associated with the vesting of restricted stock previously granted to these individuals by the Corporation. The plan under which such restricted stock was granted envisions that recipients may satisfy such tax obligations by instructing the Corporation to withhold the appropriate number of shares from the certificate delivered to the recipient when the restricted stock vests. In this instance, as a result of possible restrictions on sales by the Corporation's executive officers imposed by
    Section 16 of the Securities Exchange Act of 1934 and resulting from the Combination with GE Aerospace ("Combination"), counsel for the Corporation recommended that its executive officers not utilize this tax withholding feature. As the restrictions on sale resulted from the Corporation's actions in effecting the Combination which was in the best interest of the Corporation, the Corporation offered short-term loans to such persons to enable them to satisfy their income tax obligations. The loans and their terms were approved by disinterested members of the Corporation's Board of Directions. No interest was paid on the loans. All of the loans had been repaid in full by January 31, 1994.
(6) In accordance with the transition rules adopted by the Securities and Exchange Commission, no disclosure is required for the year 1991. Amounts reported under All Other Compensation represent the Corporation's matching contributions to the Martin Marietta Corporation Performance Sharing Plan and payments of director life insurance where applicable.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)


   Shown below is information on grants of options on Common Stock awarded pursuant to the Martin Marietta Corporation Amended Omnibus Securities Award Plan ("Amended Omnibus Plan")(2) to the named executives.


                                                                                      Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                     Price Appreciation For
                                           Individual Grants                              Option Term(3)
- -----------------------------------------------------------------------------------  ------------------------
                           Number of      % of Total
                          Securities     Options/SARs
                          Underlying      Granted to      Exercise or
                         Options/SARs     Employees       Base Price    Expiration
Name                       Granted         in 1993         Per Share       Date         5%            10%
                        ------------       -------        ----------       ----         --            ---
NORMAN R. AUGUSTINE         100,000          8.2%           $40.375       7/21/03      $2,539,500  $6,434,500

A. THOMAS YOUNG              60,000          4.9%            40.375       7/21/03       1,523,700   3,860,700

PETER B. TEETS               20,000          1.6%            40.375       7/21/03         507,900   1,286,900

MARCUS C. BENNETT            18,000          1.5%            40.375       7/21/03         457,110   1,158,210

FRANK H. MENAKER, JR.        12,000          1.0%            40.375       7/21/03         304,740     772,140

(1) No SARs were granted in the last fiscal year.
(2) Awards are granted at the discretion of a disinterested committee, the Compensation Committee, of the Board of Directors upon the recommendation of management and may be awarded based on past performance or as incentive for future performance. Each award under this Plan is evidenced by an award agreement setting forth the number and type of stock-based awards subject to the terms and conditions applicable to the award as determined by the Compensation Committee. Under the 1993 award agreements issued pursuant to the Amended Omnibus Plan, options vest and become exercisable in three approximately equal increments in multiples of 100 shares on the first, second, and third anniversary dates of the grant. Options awarded in 1993 expire three months following termination of employment, except in instances following death, disability or retirement. In the event of death, all outstanding options vest immediately and will expire one year following the date of death. In instances of disability or normal retirement, and in many cases of early retirement, the award agreement states that the terms of all outstanding options will be unaffected by such retirement or disability.
(3) The dollar amounts set forth in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     Shown below is information relating to the exercise of options on Common Stock and stock appreciation rights (SARs) during the last completed fiscal year and the fiscal year-end value of unexercised options of Common Stock and SARs for the named executives.

                                                          Number of Securities
                                                         Underlying Unexercised       Value of Unexercised In-the-Money
                            Shares                   Options/SARs at Fiscal Year End   Options/SARs at Fiscal Year End
                           Acquired      Value      --------------------------------   -------------------------------
Name                      on Exercise  Realized(1)  Exercisable      Unexercisable     Exercisable    Unexercisable
- ----                      -----------  --------     -----------      -------------     -----------    -------------
NORMAN R. AUGUSTINE             0     $794,103         166,800          220,000        $2,992,232      $2,479,800

A. THOMAS YOUNG                 0      498,650          57,800          121,600         1,148,890       1,334,901

PETER B. TEETS              6,000      292,842          20,800           44,000           434,146         514,230

MARCUS C. BENNETT           5,600      272,109          19,400           40,800           401,846         479,826

FRANK H. MENAKER, JR.           0      497,542          34,000           26,800           696,285         314,211

(1) Includes value realized from exercise of options of Common Stock and SARs.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      The following table sets forth the awards under the Amended and Restated Martin Marietta Corporation Long Term Performance Incentive Compensation Plan to the named executives.


                                                 Performance                       Estimated Future Payouts
                           Number of           or Other Period                Under Non-Stock Price-Based Plans
                        Shares, Units or      Until Maturation          -------------------------------------------
Name                    Other Rights(1)             Payout              Threshold(2)        Target(3)       Maximum
- ----                    ------------                ------              ---------           ------          -------
NORMAN R. AUGUSTINE         100,000                12/31/95               N/A              $361,000           N/A

A. THOMAS YOUNG              60,000                12/31/95               N/A               216,600           N/A

PETER B. TEETS               20,000                12/31/95               N/A                72,200           N/A

MARCUS C. BENNETT            18,000                12/31/95               N/A                64,980           N/A

FRANK H. MENAKER, JR.        12,000                12/31/95               N/A                43,320           N/A

(1) Each of the awards made under the Amended and Restated Martin Marietta Corporation Long Term Performance Incentive Compensation Plan ("Plan") will vest in its entirety on December 31, 1995, although the vesting date may be accelerated if an employee dies, becomes disabled or retires. Vested units automatically will be exchanged for an amount of cash calculated under a formula which requires that a base amount (established by the Compensation Committee at the time of grant) be subtracted from earnings per share for the year ending December 31, 1995 and the resulting difference, if a positive number, be multiplied by a factor (also established by the Compensation Committee at the time of grant). The resulting value is then multiplied by the number of units held to establish the cash payout. See Board Compensation Committee Report section entitled "Long-Term Compensation-Performance Units" on page 14 of this Proxy Statement. In the event of a change in control as defined in the Plan, the cash payout for each unit will be equal to twice the base amount multiplied by the factor.
(2) Under the Plan, there is no "threshold" amount payable, because, if earnings per share for the year ending December 31, 1995 are not greater than the base amount, no payout will be made.
(3) The amounts indicated in this column were calculated, in accordance with Instruction 5 to Item 402(e) of Regulation S-K, by assuming the same increase in earnings per share for each of 1994 and 1995 as was the case in 1993. These representative amounts are included in this table solely in accordance with the requirements of Instruction 5 to Item 402(e) of Regulation S-K and should not be deemed, in any manner, to be indicative of management's projection of earnings, nor should the amounts be deemed to reflect amounts, if any, that may be paid pursuant to these awards.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPOSITION OF THE COMPENSATION COMMITTEE

   The Board of Directors relies upon an independent Compensation Committee composed of seven non-employee Board members to recommend the form and amount of compensation to be paid to the Corporation's executive officers. The Board ratified these recommendations in 1993.

POLICIES AND PRACTICES OF THE COMPENSATION COMMITTEE

   The Committee's policy with respect to executive compensation generally reflects the Corporation's compensation policies which hold that the Corporation's employees are its most important resource and should be compensated fairly. Competitive compensation levels serve to attract and retain individuals of outstanding ability and motivate such individuals to sustain high levels of personal performance. This best ensures that the Corporation's "Peace Dividend" strategy for addressing the rapidly changing business environment in which the Corporation operates will be well executed and that shareholder value will be maximized over the long term. The type and amount of compensation granted is entirely based upon the subjective judgment of the Committee; nevertheless, in the exercise of its discretion the Committee considers a number of objective criteria which are discussed below in the context of the components of compensation to which they apply. It is an objective of the Committee to place a substantial portion of executive compensation at risk based upon the executive's performance and that of the Corporation.

COMPENSATION STRUCTURE AND AWARDS FOR 1993

   The key elements of the Corporation's compensation structure are:

- - Annual Compensation - consisting of base salary and bonus (incentive compensation).
- - Long-Term Compensation - consisting of stock options, restricted stock awards, and performance units.

   Annual Compensation - Base Salary. In setting base salaries for 1993, the Committee analyzed independent survey data with respect to the salaries paid by 17 high-technology corporations as well as national surveys of compensation levels. The Committee also considered the advice of independent compensation advisors. The 17- company comparison group included the majority of the companies included in the "Peer Issuers Index" set forth on page 15 of this Proxy Statement as well as companies outside of this group. The additional companies were included because the Corporation's market for executive talent extends beyond those companies included in the index. All of the companies included in the survey have aerospace/defense operations. In 1993, the Committee maintained executive base salary levels at or above the average of the surveyed companies. Mr. Augustine was granted an increase in base salary of 7.8 percent between 1992 and 1993. This increase placed his base salary at 3 percent above the average of the 17-company survey. In 1993, the Committee's determinations regarding Mr. Augustine's base salary and the other awards described in this report were based on what it views as his unequaled stature within the aerospace/high-technology community and his seniority in position as compared with his industry peers. His foresight in anticipating the current defense downsizing and leading the formulation of an effective management response -- most notably through the historic combination in 1993 of Martin Marietta Corporation with the aerospace businesses of the General Electric Company (GE) -- has strengthened the Corporation and significantly increased shareholder value. These contributions are recognized and rewarded in Mr. Augustine's 1993 compensation.

   Annual Compensation - Bonus. To induce achievement of the near-term performance objectives of the Corporation, a portion of annual compensation takes the form of incentive compensation. In 1993, under the Corporation's Executive Incentive Plan, the maximum amount that an executive could receive was based upon a percentage (not to exceed 70 percent) of that executive's base salary. All of the executive officers, except Mr. Augustine and Mr. Young, participate in the plan.

   The amount actually awarded to each participant in the plan is based upon consideration of the achievement of targeted objectives including standard measures of financial performance such as orders, sales, earnings, earnings per share, return on equity, cash generation, and backlog. These objectives are established at the beginning of each plan year and are based upon the Corporation's Long Range Operating Plan. For executives with direct operational responsibility, 75 percent of this determination is made with respect to the results achieved by the relevant operations and 25 percent relates to the results achieved by the Corporation as a whole. For executives in corporate staff positions, the consideration is of overall corporate performance. The Committee retains complete discretion in performing these reviews. Consequently, no particular weighting of criteria is required or performed.

   Following review of the achievements of the Corporation and its operating units as compared to the targets set, a comparative review of the individual contributions of all participants towards achieving these goals is conducted. The Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, customer satisfaction, and product quality. In performing these evaluations, the Committee considers the recommendations of the Chief Executive Officer.

   With respect to the annual incentive compensation awarded to Messrs. Young and Augustine, the Committee likewise retains complete discretion as to the amount of any such award. In exercising its discretion, the Committee considers generally the awards granted to the other executives as well as the same types of factors noted above. Mr. Augustine's annual bonus for 1993 was $800,000, in recognition of the critical leadership he provided to the Corporation in 1993, most notably evident in leading the consummation of the GE transaction which essentially resulted in a doubling in size of the Corporation.

   In making the awards to Messrs. Augustine and Young and in determining the awards made to executive officers as a group, the Committee noted, among other things, that as a result of Martin Marietta's performance and the combination of the Corporation's business with the aerospace businesses of GE, Martin Marietta's sales reached a record $9.4 billion, earnings in 1993 before the effect of accounting changes increased to a new high of $450.3 million, earnings per share before the effect of accounting changes increased to a record $3.80, return on equity was 19 percent, and backlog reached $16.7 billion, the highest in the Corporation's history. These figures all exceed the long-range goals established following the Corporation's combination with the aerospace businesses of GE.

   Long-Term Compensation - Stock Options. Stock options awarded under the Corporation's Amended Omnibus Securities Award Plan link the compensation provided to executive officers and a group of approximately 450 key personnel with gains realized by the stockholders. The vesting periods1 associated with stock options encourage continued employment with the Corporation while also serving to confer on recipients an ownership interest in the Corporation.

   The number of options granted to an individual is based upon survey data provided by compensation consultants. These data show the value of option awards as a multiple of base pay for comparable executive positions in other high-technology corporations. The corporations surveyed are the same as those surveyed in conjunction with setting base salaries. To avoid peaks and valleys which occur in such awards due to variations in the performance of the companies surveyed, a five- year running average is maintained and serves as a guideline for determining the range of awards to be made. In making 1993 Stock Option Award decisions, the Committee elected to provide option awards, as a multiple of base salary, near the average for awards made by firms in our comparison group. The Committee selected an award for the Chief Executive Officer that was slightly above the average because of his job tenure and performance. The determination of the number of options awarded is in the complete discretion of the Committee. In exercising its discretion, the Committee generally follows the same procedures as it does in determining the amount of incentive compensation awards.

   Since long-term awards vest over time, the Corporation grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. Options awarded are not transferable, have an exercise price equal to the market price of the Corporation's Common Stock on the date of grant, and therefore, have no value to the recipient unless the price of the Common Stock increases. The Committee awarded Mr. Augustine 100,000 options in 1993.

   Long-Term Compensation - Restricted Stock Awards. Restricted stock has been awarded on an infrequent basis to a limited number of executives. The size, timing, and terms of restricted stock awards are in the discretion of the Committee. These awards encourage selected executives to remain with the Corporation and to take long- term perspectives. Restricted stock awards also serve to confer upon the recipient an ownership interest in the Corporation. The Committee made awards of restricted stock2 in 1993 to encourage continuity of management through the process of consolidating the operations of Martin





- --------------------
     1    The 1993  award agreements provide  that each grant  is divided into
three approximately equal increments  of 100 share increments.   The first
increment vests and becomes exercisable one year following the date of grant and each succeeding increment vests and becomes exercisable one year following the date the prior increment became exercisable. To the extent the increments are not equal in number, the larger increment(s) become exercisable in the last or second and last years. After the privilege to exercise increments accrues, the options included in that increment may, except under certain circumstances described in the plan or as may be restricted by law, be exercised at any time prior to the expiration of ten (10) years from the date of grant. Vesting may be accelerated under certain circumstances.

     2    The 1993 award agreements provide that each grant is divided into two equal categories as to which the restricted periods lapse on April 21, 1996 and on April 21, 1998 respectively. The lapse of restrictions may be accelerated under certain circumstances.

Marietta and the former GE Aerospace. The Committee elected to award Mr. Augustine 32,000 shares of restricted stock in 1993 as a reward for his outstanding performance and as an added incentive to assure continuity of leadership during this critical period for the Corporation.

   Long-Term Compensation - Performance Units. Performance units reward executives based on the long-term financial performance of the Corporation and are awarded in the belief that consistent, long-term growth in earnings per share and dividends will provide consistent, long-term growth in shareholder value. Vested units3 will be exchanged for a cash amount calculated under a formula that requires that a base amount be subtracted from earnings per share for the year that the units vest and the resulting difference be multiplied by a factor. The resulting value is then multiplied by the number of units held to establish the cash payout. The base amount and the multiplier are established by the Committee at the time of grant and are based upon such factors as the projected three-year growth in the Corporation's earnings per share and total stockholders' return. Units have no cash value to recipients at the time of grant as the factors are selected so that a payout will occur only if earnings per share increase at a rate exceeding a specified minimum over the three-year period. In the opinion of the Committee, identifying the specific derivation of the base amount and multiplier to allow assessment of the potential future value of the units would reveal confidential business information. Units are awarded to individuals at the complete discretion of the Committee in amounts the Committee believes are consistent with the individual's base salary, job responsibilities, and sustained performance. In 1993, Mr. Augustine was awarded 100,000 units.

RELATIONSHIP OF AWARDS TO CORPORATE PERFORMANCE

   It is the Committee's policy that compensation packages should reflect the performance of the Corporation. The value, if any, of the options and performance units awarded and the ultimate value of restricted stock awarded is dependent upon the performance of the Corporation. Further, as noted above, in exercising its discretion in determining the type and amount of award made, the Committee considers many factors related to the Corporation's performance. While objective criteria are considered, the Committee prefers a fundamentally subjective process. Therefore, there is no formula that results in a direct or quantifiable correlation between performance and compensation awards.

   In addition to its cognizance of the specific performance-related criteria set forth above (particularly in the discussion of incentive compensation), which influenced the Committee's exercise of discretion with respect to all awards made to executive officers and to the Chief Executive Officer, the Committee particularly notes its belief that the Corporation's executive officers have consistently performed at outstanding levels and that these individuals and particularly the Corporation's Chief Executive Officer, Mr. Augustine, are considered to be leaders in the aerospace/high-technology industry. The respect afforded Mr. Augustine has been invaluable to the Corporation as it seeks to prosper in an industry that is undergoing more fundamental change than at any other time in American history and accordingly faces challenges larger than any previously addressed. The Committee believes that these factors are reflected in the Performance Graph set forth on page 15 of this Proxy Statement which shows that the Corporation currently is outperforming the Standard & Poor's 500 as well as those companies that the Corporation considers peers.

COMMITTEE POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

   Historically, in establishing their yearly tax liability, corporations have been able to deduct compensation paid to their employees. As the result of recent changes in the tax laws, beginning on January 1, 1994 publicly-held corporations will generally be unable to deduct compensation paid to any named executive in excess of $1 million unless certain tests are met. Uncertainties still exist concerning the application of the new law, but the Committee has concluded that certain of the types of compensation awarded by the Corporation in 1993 do not meet these tests.

   The compensation of the Corporation's named executives for 1994 has not been determined as of the date of this report; however, based upon reasonable estimates of the range of compensation that might be paid to the named executives, it is likely that the Corporation would be denied a deduction in 1994 only with respect to Messrs. Augustine's and Young's compensation and only with respect to a portion thereof. The increased tax liability that would result is, in the opinion of the Committee, of insufficient magnitude to warrant any alteration to the present compensation system which is achieving the compensation objectives of the Committee discussed above and which retains the flexibility of the Compensation Committee to exercise judgment in assessing an executive's performance. Therefore, it is not the present intent of the Committee to make any change in compensation policy for 1994 based upon the new tax law. The





- --------------------
     3    The 1993 award agreements provide that, except under certain circumstances, all performance units will be redeemed in early 1996 as soon as practicable following the Corporation's announcement of annual net earnings per share for the preceding fiscal year.

Committee will periodically reconsider the issue just as compensation policies generally are periodically evaluated.

/s/ Allen E. Murray                    /s/ Edward L. Hennessy, Jr.
- ----------------------                 ----------------------------
 Allen E. Murray                        Edward L. Hennessy, Jr.

/s/ Lamar Alexander                    /s/ Caleb B. Hurtt
- ----------------------                 ----------------------------
 Lamar Alexander                        Caleb B. Hurtt

/s/ A. James Clark                     /s/ Eugene F. Murphy
- ----------------------                 ----------------------------
 A. James Clark                         Eugene F. Murphy

/s/ James L. Everett, III
- --------------------------
 James L. Everett, III

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

   The following non-employee directors served on the Compensation Committee during fiscal year 1993: Messrs. Murray (Chairman), Alexander, Clark, Everett, Hennessy, Hurtt, and Murphy. Mr. Hurtt is a former employee of the Corporation and served as its President and Chief Operating Officer from 1987 until his retirement in 1990.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
     MARTIN MARIETTA CORPORATION, S&P 500 AND PEER ISSUERS INDICES(2)

Years          MARTIN MARIETTA          S&P 500          PEER ISSUERS INDEX
- -----          ------------------------------------------------------------
                                       (Dollars)
1988                 100                  100                    100
1989                 112                  132                     96
1990                 115                  127                     90
1991                 160                  166                    128
1992                 192                  179                    154
1993                 251                  197                    213


(1) Assumes that the investment in Martin Marietta Common Stock and each index was $100 on December 31, 1988 with quarterly reinvestment of dividends.
(2) The Peer Issuers Index is a market weighted index constructed by the Corporation and comprised of: E-Systems, Inc., General Dynamics Corporation, Grumman Corporation, Lockheed Corporation, Loral Corporation, Martin Marietta Corporation, McDonnell Douglas Corporation, Northrop Corporation, and Raytheon Company. These companies were selected by management as constituting the major participants in the aerospace/defense industry whose sales to the U.S. Government represent the predominant portion of their business.

   The Corporation has two additional plans which cover executives who occupy key positions: the Deferred Compensation and Estate Supplement Plan and the Post- Retirement Death Benefit Plan for Senior Executives. These Plans are designed to provide an improved means of attracting and retaining key executives until retirement and to encourage voluntary retirement of key executives no later than age 65, thus allowing an orderly management succession and enhancing advancement opportunities within the Corporation. Eligible key employees who retire after the age of 65 are subject to a loss of benefits under these Plans unless a continuation of employment is specifically requested by the Board of Directors.

   Senior executives who occupy certain positions and are approved by the Board are eligible to participate in the Deferred Compensation and Estate Supplement Plan. Benefits are measured from the time an executive is approved for participation in the Plan until retirement. Maximum benefits, which are subject to adjustment in 1994 and 1995, currently range from $30,000 to $105,000 per year. Benefit levels depend on the position of the executive who is a participant in the Plan, and benefits are payable over a period of ten years. The level of benefits for a particular position is at the discretion of the Board of Directors. Participants are eligible for reduced benefits following early retirement or retirement with less than ten years of service. During the period 1991 through 1993, the Corporation accrued $472,500 for Mr. Augustine, $202,500 for Mr. Bennett, $1,828,608 for all eligible current executive officers as a group, and $922,500 for all other eligible executives.

   The Post-Retirement Death Benefit Plan is a life insurance program for senior executives who hold positions approved for participation by the Board of Directors. The Plan provides life insurance coverage commencing immediately upon retirement in amounts ranging from 15 percent to 150 percent of final annual salary, depending upon the age of the participant at retirement. The Plan is funded by the Corporation. Benefits are grossed up for income tax purposes. The Corporation may fund some or all of its obligation with life insurance contracts.

   The Martin Marietta Corporation Performance Sharing Plan ("Performance Plan") generally covers all full-time salaried employees of the Corporation with the exception of those employees working at facilities operated by the Corporation for the Department of Energy. The Performance Plan permits eligible employees to make regular savings through systematic payroll deductions. For the year ended December 31, 1993, participants could contribute up to 17 percent of their current base salary up to the limitation imposed by the Internal Revenue Code and direct the investment of such contributions into an Indexed Equity Fund, a Fixed Income Fund, a fund consisting of the Corporation's Common Stock, an Intermediate-Term Investment Grade Bond Fund, and a Long-Term Investment Grade Bond Fund. Executive officers of the Corporation are limited to the Indexed Equity Fund, the Fixed Income Fund, the Intermediate-Term Investment Grade Bond Fund, and the Long-Term Investment Grade Bond Fund. In addition, the Corporation makes a matching contribution to the participant's account calculated according to a formula based upon the participant's contributions and the Corporation's performance results during the previous year. The Corporation's contribution has ranged from a minimum 25 percent to a maximum of 100 percent of up to 7 percent of the participant's compensation contributed to the Performance Plan based upon a return on average stockholders' equity for the year compared with the average of the three prior years. In 1993, the Corporation began making monthly contributions of up to the first 7 percent of the compensation contributed by the participant. Beginning in 1994, the matching contribution will be set at 50 percent of up to the first 7 percent of compensation contributed by the participant. Performance Plan contributions are 100 percent vested.

   Full distributions under the Performance Plan are generally made upon the termination, layoff, retirement, disability or death of the participant. From 1989 through 1992, and for a portion of 1993, matching contributions were automatically made in Martin Marietta Corporation Common Stock.

   Set forth below is a pension plan table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Martin Marietta Retirement Income Plan for Salaried Employees ("Plan"), which is the basic plan covering the named executive officers of the Corporation on a non-contributing basis.

                               PENSION PLAN TABLE

                             Years of Service
Final       --------------------------------------------------
Average
Earnings       15(1)    20(2)     25(2)     30(2)     40(2)
- --------
$ 100,000   $ 21,354  $ 41,994  $ 47,243  $  52,492  $  58,086
  150,000     32,604    63,994    71,993     79,992     88,336
  200,000     43,854    85,994    96,743    107,492    118,586
  300,000     66,354   129,994   146,243    162,492    179,086
  400,000     88,854   173,994   195,743    217,492    239,586
  500,000    111,354   217,994   245,243    272,492    300,086
  600,000    133,854   261,994   294,743    327,492    360,586
  700,000    156,354   305,994   344,243    382,492    421,086
  800,000    178,854   349,994   393,743    437,492    481,586
  900,000    201,354   393,994   443,243    492,492    542,086
1,000,000    223,854   437,994   492,743    547,492    602,586
1,200,000    268,854   525,994   591,743    657,492    632,836
1,400,000    313,854   613,994   690,743    767,492    738,711
1,600,000    358,854   701,994   789,743    877,492    844,586
1,800,000    403,854   789,994   888,743    987,492    950,461
2,000,000    448,854   877,994   987,743  1,097,492  1,056,336

(1) Calculated under the Post-ERISA formula.
(2) Calculated under the Pre-ERISA formula.

   Compensation covered by the Plan generally includes, but is not limited to, base salary, bonuses (executive incentive compensation awards), and overtime. The normal retirement age under the Plan is 65; however, unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of retirement benefits under the Plan is generally based upon an annual accrual rate, average compensation for the highest five years of the ten years preceding retirement, and the number of years of service. Maximum benefits payable under this Plan are subject to the current Internal Revenue Code limitations. The amounts listed in this table are not subject to any deduction for Social Security benefits or other offset amounts.

   When the Plan was amended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a modified version of the existing benefit accrual formula was preserved for certain employees who were participants in the Plan prior to October 1, 1975 ("Pre-ERISA Formula"). Employees who became participants after that date accrue benefits under a different formula ("Post-ERISA Formula"). In January 1991, the Plan was amended to provide that future accruals for all highly compensated employees would be based on the Post-ERISA Formula. If as a result of the amendment, an employee receives less from the Plan than would have been otherwise received under the Pre-ERISA Formula, the Corporation intends to make up the difference out of general corporate assets.

   As of December 31, 1993, the estimated annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Mr. Augustine, $778,174; Mr. Young, $465,940; Mr. Teets, $424,704; Mr. Bennett,
$390,887; Mr. Menaker, $292,355. These amounts include benefits payable under the Corporation's Supplemental Excess Retirement Plan. In addition to the amounts above, the following benefits under the Deferred Compensation and Estate Supplement Plan will be payable annually for the first ten years following retirement: Mr. Augustine, $140,000; Mr. Young, $120,000; Mr. Teets, $100,000; Mr. Bennett, $100,000; Mr. Menaker, $60,000. The years of credited service as of December 31, 1993, for Messrs. Augustine, Young, Teets, Bennett, and Menaker were 17 years, 11.8 years, 31.1 years, 35 years, and 22.6 years, respectively.

   Sections 401(a)(17) and 415(d) of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid under the Plan. As permitted by ERISA, the Corporation maintains the Supplemental Excess Retirement Plan which provides for the payment of benefits in excess of those limits and payment of amounts equalizing the differences in the accrual method for those certain employees who were not participants in the Plan prior to October 1, 1975.

   The Corporation has entered into employment agreements with certain of its officers, including the named executive officers, in order to provide continuity of management in the event of a change of control. These agreements are between the officer and Martin Marietta Technologies, Inc. ("Technologies"), a wholly owned subsidiary of the Corporation. Generally, they provide that, for a period of two years following a change of control, if the officer is arbitrarily terminated or has elected to terminate employment under certain circumstances related to a change of control, he is to receive a one-time, lump-sum payment, equal to three times the executive's base salary amount, less $1.00 at the time of termination in addition to all other amounts owed to the officer by Technologies. Generally, a change of control is deemed to have occurred, if and when, with or without the approval of Technologies' Board of Directors, (i) more than 25 percent of Technologies' outstanding voting securities are acquired by any person other than a person which includes the officer or (ii) as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of Technologies immediately before the transaction cease to constitute a majority of Technologies' Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young, independent auditors, to audit the consolidated financial statements of the Corporation for the fiscal year 1994. The ratification of the appointment of Ernst & Young is being submitted to the stockholders because management believes this to be good corporate practice. Should the stockholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young are expected to attend the Annual Meeting of Stockholders of the Corporation, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                 OF THE APPOINTMENT OF ERNST & YOUNG.

STOCKHOLDER PROPOSALS

                           STOCKHOLDER PROPOSAL NO. 1

   Mr. Lonnie L. Clemmons, P. O. Box 502, 526 Seal Avenue, Piketon, Ohio 45661, who has stated that he is the owner of 92 shares of Common Stock of the Corporation, has notified Martin Marietta that he intends to present the following proposal at this year's meeting:

   "BE IT RESOLVED: That the stockholders of Martin Marietta Corporation (the "Company") request that the Board of Directors adopt, declare advisable and submit for consideration by the stockholders a resolution amending Section 5 of Article VII of the Charter of the Company to read in its entirety as follows:

   "Section 5. Except as otherwise provided by law or the Charter, a majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

   "and, if such amendment is approved by the stockholders, that the Board of Directors amend Section 1.07 of the By-Laws of the Company accordingly."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

   The proponent of this resolution, a member of a labor union which has been in a dispute with the Corporation since 1991, seeks to change the Corporation's voting requirements which currently protect all stockholders. The proposal would enable a minority position, conceivably as low as 25 percent of outstanding shares, to effect changes that could be contrary to the best interests of a majority of the Corporation's stockholders.

   The Corporation's voting requirements have been in place since 1961 and apply to both management and stockholder proposals alike. Their purpose is to ensure the involvement of more stockholders in the proposal consideration and approval process. This guarantees success on any management or stockholder proposal only with the backing of an absolute majority of the votes entitled to be cast by all of the stockholders. The integrity of the voting process and the assurance that full consideration can be given to all matters coming before the stockholders are preserved.

                ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A
                    VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

THE STOCKHOLDER'S SUPPORTING STATEMENT:

   "This proposal is submitted in order to urge the Board to permit the shareholders of the Company to take actions in the manner ordinarily contemplated by applicable law. (Under Maryland corporation law, stockholders cannot approve Charter amendments without prior Board approval.) Under Maryland corporation law, unless the charter of a corporation provides otherwise, a majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. However, the Charter and By-Laws of the Company currently provide that any action to be taken or authorized by vote of the stockholders is effective and valid only if taken or authorized by the affirmative vote of a majority of the total number of shares outstanding and entitled to vote at a meeting.

   "The Company's current method of counting votes has the effect of frustrating the ability of shareholders to take action. It also leads to anomalous results. For example, at last year's annual meeting, the holders of 16,965,143 shares, or approximately 51% of the votes cast, voted in favor of a stockholder proposal to eliminate the staggered election of directors. The holders of 16,388,823 shares voted against the proposal. The proposal would have passed if approval required a majority of votes cast, but it failed to carry under the Company's method of counting votes. The proposal was defeated although it received support of a majority of the shares voted. Imagine if removal of elected officials in the public sector required a majority of all eligible voters rather than a majority of those actually voting! Such a rule would effectively entrench incumbents forever by creating insurmountable hurdles to removing them.

   "I believe that the Company's current method of counting votes is designed to, and has the effect of, inhibiting shareholder action, and that it should be changed.

   "I urge the stockholders to vote for this proposal in order to establish clarity and fairness in the way that stockholder votes are counted."


                            -----------------------

                           STOCKHOLDER PROPOSAL NO. 2

   Mr. Steven P. Lambright, 7544 Pemlinger Road, Crestline, Ohio 44827, who has stated that he is the owner of 50 shares of Common Stock of the Corporation, has notified Martin Marietta that he intends to present the following proposal at this year's meeting:

   "WHEREAS WE BELIEVE:

     "The responsible implementation of sound environmental policy increases long- term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     "Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry for itself. In order to be publicly credible and useful, such standards must be created independently of industry and reflect what investors and other stakeholders want to know about the environmental records of their companies;

     "Standardized environmental reports will provide shareholders with useful information that allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and that minimize the risk of environmental liability.

   "AND WHEREAS:

     "The Coalition for Environmentally Responsible Economies (CERES), which comprises large institutional investors with $150 billion in stockholdings, public interest representatives, and environmental experts, after consulting with dozens of corporations, has produced comprehensive public standards for both environmental performance and reporting. Hundreds of companies have been invited to support these "CERES Principles" (originally issued in 1989 as the "Valdez Principles" and revised in 1992), as a sign of their commitment to environmental excellence.

   "In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the biosphere           6.  Safe products and services
2. Sustainable use of natural resources  7.  Environmental restoration
3. Waste reduction & disposal            8.  Informing the public
4. Energy conservation                   9.  Management commitment
5. Risk reduction                        10. Audits and reports

     "Management has received the complete text of the CERES Principles and the accompanying CERES Report Form (available from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel.: 617/451-0927), and has officially been asked to endorse them.

     "RESOLVED: Shareholders request Martin Marietta to endorse the CERES Principles for corporate environmental accountability."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

   Martin Marietta is committed to protection of the environment and to sound stewardship of our natural resources. The Corporation has adopted a policy and implemented an environmental management structure that guides the actions of its employees in achieving these objectives. The Corporation not only must address the federal, state and local statutory and administrative environmental obligations that apply to the varied and complex businesses in which it is engaged, but also must comply with the very substantial operating and reporting requirements imposed by many jurisdictions.

   The Coalition for Environmentally Responsible Economies Principles would impose an additional reporting requirement on the Corporation which is not imposed by law and would be costly to implement. It is not cost effective or in the best interests of the stockholders to impose additional reporting requirements or, as the Principles state: "participate in elaborating publicly acceptable environmental performance and reporting standards." The Board of Directors also objects to having to pay a $10,000 fee for "analysis and processing of the Report" by an organization which is largely self-appointed.

   The Board of Directors believes that the interest of Martin Marietta's stockholders is best served by focusing the Corporation's efforts on achieving and maintaining environmental compliance with those laws and regulations promulgated by government entities, as well as continuing the Corporation's important programs for reducing the use, generation and release of toxic and ozone depleting chemicals.

   Martin Marietta is proud of its many accomplishments in dealing with environmental concerns, which include:

        - Since 1987, greater than 89 percent reduction in the generation of hazardous wastes, with a 1995 goal of 92 percent reduction, and greater than 82 percent reduction in all toxic chemical releases, with a 90 percent reduction goal for 1995.

        - Since 1988, greater than 76 percent reduction of ozone depleting chemical releases, with 100 percent reduction goal for 1995.

   These waste minimization accomplishments were entirely voluntary. In addition, since 1987, the Corporation has voluntarily reduced by 95 percent the number of underground storage tanks at its owned operating facilities. Another program has reduced the number of PCB contaminated electrical transformers at Martin Marietta owned facilities by 99 percent.

   Martin Marietta joined and in fact is a charter member of the Environmental Protection Agency's (EPA) 33/50 program which targeted the voluntary reduction (33 percent by 1992 and 50 percent by 1995) of seventeen (17) toxic chemicals. At its owned operating facilities, Martin Marietta has voluntarily reduced the release of these targeted chemicals by 86 percent, or 36 percentage points above the 1995 goal. In addition, the Corporation has committed to the EPA's voluntary energy program, Green Lights, which focuses on using energy efficient lighting to prevent pollution from the nation's power generating facilities.

   Stockholders desiring additional information concerning the effect of environmental regulation on the Corporation including litigation relating thereto, may refer to "Environmental Regulation" on pages 18 through 21 and "Legal Proceedings" on pages 26 through 30 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993. Information regarding former GE Aerospace facilities will be added to the Corporation's database of information when it becomes available in mid-1994.

   The Board of Directors believes that environmental compliance is an integral part of sound management and responsible corporate citizenship. Abdication of that responsibility to a private organization does not further either of these goals.

                ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A
                    VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

THE STOCKHOLDER'S SUPPORTING STATEMENT:

   "Last year in its response to this proposal, the Board stated (among other things) that "[e]nvironmental policy should remain within the purview of legislators." However, the potential impact of environmental issues concerns many investors who are now calling for commitments to public accountability.
We believe that responsibility for environmental policy should not reside exclusively with legislators, but is best achieved by public standards that have received scrutiny and input from corporate, environmental, investor, and community sources. We also believe that a commitment to protection of the environment requires more than implementation and review of policies adopted by legislators.

   "We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsement will entail a fee for CERES' analysis and processing of the Report.

   "Most importantly, endorsement will allow our Company to participate in elaborating publicly acceptable environmental performance and reporting standards. We invite all shareholders to encourage our Company to demonstrate environmental leadership and account for its environmental impact. Please support this resolution."


                           --------------------------

                           STOCKHOLDER PROPOSAL NO. 3

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 224 shares of Common Stock of the Corporation has notified Martin Marietta that she intends to present the following proposal at this year's meeting. Mr. Joseph S. Ing, 400 Swauger Valley Road, Portsmouth, Ohio 45662, who has stated that he is the owner of 181 shares of Common Stock of the Corporation, submitted a substantially similar proposal and, when informed of this, asked to withdraw his proposal and support the following proposal:

        "RESOLVED: That the shareholders of Martin Marietta recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

   Three-year terms of office in no way diminish the accountability of directors. Further they are appropriate for Martin Marietta because the Corporation's defense, aerospace, and technology businesses involve long-term development projects which in turn, inherently require long-range strategic planning, investment commitments, and oversight. The staggered board structure fosters continuity which lends stability in the Corporation's management and execution of extended-duration contracts, including those conducted on behalf of government. Staggering the terms of office for directors also enables the Board to carry out its fiduciary responsibility to represent all stockholders.

   The classified board has been in place since it was approved by the stockholders at the 1985 Annual Meeting. Currently, about half of the publicly held Fortune 500 companies have classified boards.

   This is the eighth consecutive year that this proposal has been submitted to the Corporation's stockholders. For each of the prior seven years the stockholders have rejected the proposal. Your Board of Directors continues to believe that the classified board best serves the interests of Martin Marietta's stockholders.

                ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A
                    VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

THE STOCKHOLDER'S SUPPORTING STATEMENT:

   "REASONS: Until recently, directors of Martin Marietta were elected annually by all shareholders.

   "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

   "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

   "Last year the owners of OVER FIFTY PERCENT (50.8% of shares voting), VOTED FOR THIS PROPOSAL!!!!!!

   "If you AGREE, please mark your proxy FOR this resolution."

                            ----------------------

                           STOCKHOLDER PROPOSAL NO. 4

   Mr. Edward Coryell, Fund Representative, United Brotherhood of Carpenters and Joiners of America, 1803 Spring Garden Street, Philadelphia, PA 19130-3916, on behalf of the Carpenters' Pension Fund of Philadelphia and Vicinity, the holder of 5,200 shares of Common Stock, has notified Martin Marietta that he intends to present the following proposal at this year's meeting:

   "BE IT RESOLVED: That the shareholders of Martin Marietta Corporation ("Company") request the Board of Directors in the future refrain from entering into agreements providing executive compensation contingent upon a change in control of the company unless such agreements or arrangements are specifically submitted to the shareholders for approval."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

   The Board believes that retaining the discretion to offer severance agreements to its executive officers is an important means available to the Board to attract and retain experienced and highly qualified executives. Past experience has shown that severance agreements permit executives to remain focused and objective during a critical situation and to act decisively to protect the Corporation and stockholder value. For example, such agreements act to deter efforts by executive headhunters who occasionally seek to raid the executive talent pool of the Corporation during a period of crisis or transition. Requiring stockholder approval of severance agreements would weaken the Board's flexibility to respond in the competitive marketplace, thereby depriving the Corporation and its stockholders of the leadership necessary to ensure steady growth and maximize stockholder value over the long term. The Corporation needs the discretion to offer severance agreements to executive officers when management continuity is considered critical to the Corporation's continued success.

                ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A
                    VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

THE STOCKHOLDER'S SUPPORTING STATEMENT:

   "The Company has contingency employment agreements ("Agreements") with certain executive officers which provide special severance compensation contingent upon a change in control of the Company. The Agreements, commonly know as "golden parachutes", provide that if an officer resigns or is fired under certain circumstances within two years after a change in control of the Company, the Company "shall promptly pay the Executive a lump sum amount equal to three (3) times the Executive's base amount....less one dollar ($1.00)" in addition to other compensation such as retirement benefits, life and health insurance benefits, stock ownership or stock options, disability benefits, consulting fees, etc. The Agreement define a change in control of the Company as occurring when an entity acquires 25% or more of the Company's common stock or when a majority of the Board Members fail to win re-election.

   "These employment agreements with the "golden parachute" severance provisions were adopted without consideration by the company's shareholders.

   "If the Company were to become a target of a takeover, these golden parachutes would introduce a personal consideration for managers that potentially conflicts with their fiduciary responsibility to shareholders. We believe this may cause managers to act in a manner that encourages a takeover, regardless of whether it maximizes shareholder value.

   "A study by the United Shareholders Association also shows why golden parachute agreements should undergo shareholder review. The study of 1,000 major U.S. Corporations found that the average annualized two-year return was 20 percent higher for the 559 companies whose management did not hold golden parachutes.

   "We believe that the issue of whether the Company should, in the future, provide management with golden parachutes is of such importance that shareholders should approve this decision. We believe shareholders approval is one of the best ways available to address potential conflicts of interest that may arise between the board and top executives on one hand, and shareholders on the other hand, when a change of control is threatened.

   "Last year the owner of 14,185,167 shares, representing approximately 43.5% of the shares voting, voted FOR this proposal.

   "WE URGE YOU TO VOTE FOR THIS PROPOSAL."


                           -------------------------

                           STOCKHOLDER PROPOSAL NO. 5

   Ms. Nina L. Dadosky, 1081 Colley Road, McDermott, Ohio 45652, who has stated that she is the owner of 35 shares of Common Stock of the Corporation, has notified Martin Marietta that she intends to present the following proposal at this year's meeting:

   "BE IT RESOLVED: That the stockholders of Martin Marietta Corporation (the "Company") request that the Board of Directors adopt, declare advisable and submit for consideration by the stockholders a resolution amending Section 3 of Article II of the Charter of the Company to read in its entirety as follows:

   "Section 3. Any director, any class of directors or the entire Board of Directors may be removed from office as a director at any time, but only for cause, by the affirmative vote at a duly called meeting of stockholders of a majority of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast at an annual election of directors, voting together as a single class.

   "and, if such amendment is approved by the stockholders, that the Board of Directors amend Section 2.05 of the By-Laws of the Company accordingly."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

   The proponent of this resolution, a member of a labor union which has been in a dispute with the Corporation since 1991, incorrectly suggests that the Corporation's charter provision concerning removal of a director is not consistent with Maryland law. Actually, Maryland law permits an even higher vote requirement (up to 100 percent) than the current requirement, which was approved by the Corporation's stockholders in 1985.

   Removal of a director by the stockholders is a serious matter. The Board ensures the integrity of director selection by relying on an independent Nominating Committee comprised entirely of outside directors. Likewise, the Board must insure the integrity of the process to remove any director. The Corporation's voting requirements discourage frivolous efforts to remove directors and enhance the ability to attract highly prominent, talented and experienced individuals to the Board.

                ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A
                    VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

THE STOCKHOLDER'S SUPPORTING STATEMENT:

   "This proposal is submitted in order to urge the Board to permit the shareholders of the Company to take actions in the manner ordinarily contemplated by applicable law. (Under Maryland corporation law, stockholders cannot approve Charter amendments without prior Board approval.) Under Maryland corporation law, unless the charter of a corporation provides otherwise, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. However, the Charter and By-Laws of the Company currently prevent removal of directors absent the affirmative vote of 80% of the outstanding shares entitled to vote for directors.

   "These anti-takeover provisions serve no purpose other than to entrench the existing directors in office. Prohibiting shareholders from removing directors without cause could be justified as necessary in order to attract qualified directors. However, refusing to permit shareholders holding a majority of the outstanding shares to remove directors for cause -- which often involves reckless or willful misconduct such as a breach of a director's fiduciary duty of loyalty -- is inappropriate. If there is cause to remove a director of the Corporation, removal should not be unduly hindered by requiring super majority approval by the stockholders.

   "I urge the stockholders to vote for this proposal in order to promote fairness in the requirements for removal of directors."


                               -----------------------


MISCELLANEOUS

   Financial and other reports will be presented at the meeting, and minutes of the previous Annual Meeting of Stockholders of the Corporation will be made available for inspection by stockholders present at the meeting, but it is not intended that any action will be taken in respect thereof.

   The cost of soliciting proxies in the accompanying form has been or will be paid by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners; and the Corporation will, upon
request, reimburse them for their reasonable expenses in so doing.   The
Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $20,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the meeting, the Corporation may request by telephone or otherwise the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Stockholders are urged to return their proxies without delay.

   At the time this Proxy Statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the meeting.

   PROPOSALS BY STOCKHOLDERS INTENDED TO BE PRESENTED AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS OF THE CORPORATION MUST BE RECEIVED BY THE SECRETARY OF THE CORPORATION NO LATER THAN NOVEMBER 18, 1994 IN ORDER TO BE INCLUDED IN THE PROXY STATEMENT AND ON THE PROXY CARD THAT WILL BE SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THAT MEETING. THE INCLUSION OF ANY PROPOSAL WILL BE SUBJECT TO APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. IN ADDITION, THE BY-LAWS OF THE CORPORATION ESTABLISH AN ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OF BUSINESS TO BE CONSIDERED AT AN ANNUAL MEETING OF STOCKHOLDERS. WRITTEN NOTICE MUST BE DELIVERED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE, 6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817, NOT LESS THAN 60 DAYS NOR MORE THAN 90 DAYS PRIOR TO THE FIRST ANNIVERSARY OF THE PRECEDING YEAR'S ANNUAL MEETING AND MUST CONTAIN SPECIFIED INFORMATION CONCERNING THE MATTER TO BE BROUGHT BEFORE SUCH MEETING AND CONCERNING THE STOCKHOLDER PROPOSING SUCH A MATTER. ANY WAIVER BY THE CORPORATION OF

THESE REQUIREMENTS WITH RESPECT TO THE SUBMISSION OF A PARTICULAR STOCKHOLDER PROPOSAL SHALL NOT CONSTITUTE A WAIVER WITH RESPECT TO THE SUBMISSION OF ANY OTHER STOCKHOLDER PROPOSAL NOR SHALL IT OBLIGATE THE CORPORATION TO WAIVE THESE REQUIREMENTS WITH RESPECT TO FUTURE SUBMISSIONS OF THE STOCKHOLDER PROPOSAL OR ANY OTHER STOCKHOLDER PROPOSAL. ANY STOCKHOLDER DESIRING A COPY OF THE BY-LAWS OF THE CORPORATION WILL BE FURNISHED ONE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.




                                   /s/ LILLIAN M. TRIPPETT
                                   -------------------------
                                   Lillian M. Trippett
                                   Corporate Secretary and
                                   Assistant General Counsel
March 21, 1994

   UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE CORPORATION, THE CORPORATION WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO WILLIAM D. KEOUGH, INVESTOR RELATIONS DIRECTOR, MARTIN MARIETTA CORPORATION, 6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817.

                                 Recycled
                                   Paper

                                  [LOGO]

P
R
O
X
Y
                          MARTIN MARIETTA CORPORATION
            PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints Edward L. Hennessy, Jr., Gwendolyn S. King, and John W. Vessey, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 28, 1994, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia, and at any adjournment thereof, as indicated herein on those matters described in the Proxy Statement and in accordance with their discretion on such other matters as may properly come before the meeting.

     Election of Directors, Nominees:                  Comments: (Change of Address)
                                                       ------------------------------------------------------

     M.C. Bennett, A.J. Clark, E.I. Colodny,           ------------------------------------------------------
     J.L. Everett, III, and A.E. Murray
                                                       ------------------------------------------------------

                                                       ------------------------------------------------------
                                                      (If you have written in the above space, please mark the
                                                      corresponding box on the reverse side of this card)

To vote in accordance with the Board of Directors' recommendations, please sign and date the reverse side; no boxes need to be checked. /SEE REVERSE/
                                                                  SIDE


 Detach Here and Return Properly Executed Proxy Card in Enclosed Envelope


IMPORTANT

     It is important that all of your shares be represented at the meeting, regardless of the number of shares you hold. If you receive more than one
Proxy Card because your shares are registered in different names or addresses, please sign and return each card so that all of your shares will be represented. Whether or not you plan to attend, please sign, date, and return your Proxy
Card as soon as possible.  A return envelope is provided for your convenience.


     Please note that a ticket is required for admission to the meeting. If you plan to attend and you are a stockholder as of the record date, please check the appropriate box on your Proxy Card, and we will send a ticket to you. If, however, your shares are held in the name of a broker or other nominee, please bring with you a proxy or a letter from that firm confirming your ownership of the shares as of the close of business on the record date (March 7, 1994).

                               [MARTIN MARIETTA LOGO]

/ x /   PLEASE MARK YOUR                                         1359
        VOTES AS IN THIS
        EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3, 4, 5, 6, AND 7.

<Command>
                                    DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEM 2
                                   FOR ALL   WITHHELD                                                  FOR  AGAINST  ABSTAIN
1.      Election of Directors.      /  /      /  /             2.      Appointment of Auditors        /  /   /  /     /  /
        (see reverse)
(For, except vote withheld from the following nominee(s))      The signer hereby revokes all previous proxies given by the signer to vote at said meeting or any adjournments thereof.

- ---------------------------------------------------------      DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6, AND 7

                                                                                                       FOR  AGAINST  ABSTAIN
                                                               3.       Stockholder Proposal No. 1    /  /   /  /     /  /

                                                               4.       Stockholder Proposal No. 2    /  /   /  /     /  /

                                                               5.       Stockholder Proposal No. 3    /  /   /  /     /  /

                                                               6.       Stockholder Proposal No. 4    /  /   /  /     /  /

                                                               7.       Stockholder Proposal No. 5    /  /   /  /     /  /


                                                                      Change of     /  /        I will      /  /
SIGNATURE(S) --------------------------------  DATE ---------         Address/                  attend
                                                                      Comments on               the
NOTE:   Please sign exactly as name appears hereon.  Joint owners     reverse side              meeting
        should each sign.  When signing as attorney, executor,
        administrator, trustee or guardian, please give full
        title as such.

  DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED ENVELOPE


                            [MARTIN MARIETTA LOGO]

                                ANNUAL MEETING
                                      OF
                                 STOCKHOLDERS

                           THURSDAY, APRIL 28, 1994
                                  10:30 A.M.
                           THE RITZ-CARLTON BUCKHEAD
                           3434 PEACHTREE ROAD, N.E.
                               ATLANTA, GEORGIA


                                    AGENDA

       .     Election of five directors
       .     Ratification of the appointment of auditors
       .     Action on stockholder proposals, as described in the proxy statement
       .     Operating reports by senior management
       .     Discussion


IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD ABOVE.

                       CONFIDENTIAL VOTING INSTRUCTIONS

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 TO:  BANKERS TRUST COMPANY AS TRUSTEE UNDER THE MARTIN MARIETTA CORPORATION
               SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

In accordance with the provisions of the Martin Marietta Corporation Savings and Investment Plan for Hourly Employees (the "Plan"), you are instructed as follows with respect to voting shares of Common Stock of Martin Marietta Corporation which are credited to my account in the Plan listed above at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1994, and at any adjournment thereof, upon the following matters, as provided in the Proxy Statement, and upon any other matters which may properly come before the meeting.
- -------------------------------------------------------------------------------
(Please date, sign exactly as your name appears above, and return this form in the enclosed envelope. Your shares will be voted according to your instructions. If this form is not returned before April 26, 1994, or is returned signed but with no voting instructions, any shares you hold in the Plan will be voted in the same proportion as shares for which the Trustee receives voting instructions, as provided by the Plan.)

/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

- --------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEM 2.
- --------------------------------------------------------------------------------
1.  Election of Directors - M.C. Bennett, A.J. Clark,
    E.I. Colodny, J.L. Everett. III, A.E. Murray

/ / Vote for all                                       / / Withhold from All
    (except vote withheld from
    the following nominee(s))

- ------------------------------------
                                           For      Against       Abstain
2.  Appointment of Auditors                / /         / /           / /


- -------------------------------------------------------------------------------
DIRECTORS RECOMMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6 AND 7.
- -------------------------------------------------------------------------------

                                           For      Against       Abstain
3. Stockholder Proposal                    / /         / /           / /
   No. 1

4. Stockholder Proposal                    / /         / /           / /
   No. 2

5. Stockholder Proposal                    / /         / /           / /
   No. 3

6. Stockholder Proposal                    / /         / /           / /
   No. 4

7. Stockholder Proposal                    / /         / /           / /
   No. 5

- --------------------------------------------------------------------------------
The signer hereby revokes all previous proxies given by the signer to vote at said meeting or any adjournments thereof.

                  I will attend   / /
                  the meeting.



SIGNATURE(S)                              DATE
             ---------------------------        ----------------------

                       CONFIDENTIAL VOTING INSTRUCTIONS

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 TO:  BANKERS TRUST COMPANY AS TRUSTEE UNDER THE MARTIN MARIETTA CORPORATION
                           PERFORMANCE SHARING PLAN

In accordance with the provisions of the Martin Marietta Corporation
Performance Sharing Plan (the "Plan"), you are instructed as follows with respect to voting shares of Common Stock of Martin Marietta Corporation which are credited to my account in the Plan listed above at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1994, and at any adjournment thereof, upon the following matters, as provided in the Proxy Statement, and upon any other matters which may properly come before the meeting.
- -------------------------------------------------------------------------------
(Please date, sign exactly as your name appears above, and return this form in the enclosed envelope. Your shares will be voted according to your instructions. If this form is not returned before April 26, 1994, or is returned signed but with no voting instructions, any shares you hold in the Plan will be voted in the same proportion as shares for which the Trustee receives voting instructions, as provided by the Plan.)

/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

- -------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEM 2.
- -------------------------------------------------------------------------------
1.  Election of Directors - M.C. Bennett, A.J. Clark,
    E.I. Colodny, J.L. Everett. III, A.E. Murray

/ / Vote for all                                       / / Withhold from All
    (except vote withheld from
    the following nominee(s))

- -------------------------------------------------------------------------------
                                           For      Against       Abstain
2.  Appointment of Auditors                / /         / /           / /


- -------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6 AND 7.
- -------------------------------------------------------------------------------

                                           For      Against       Abstain
3. Stockholder Proposal                    / /         / /           / /
   No. 1


4. Stockholder Proposal                    / /         / /           / /
   No. 2


5. Stockholder Proposal                    / /         / /           / /
   No. 3


6. Stockholder Proposal                    / /         / /           / /
   No. 4


7. Stockholder Proposal                    / /         / /           / /
   No. 5

- -------------------------------------------------------------------------------
The signer hereby revokes all previous proxies given by the signer to vote at said meeting or any adjournments thereof.

                  I will attend   / /
                  the meeting.



SIGNATURES(S)                              DATE
             ---------------------------        ----------------------

NO 2785-Salaried & Hourly 3/18/94 1:54 PM Page 1

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed and returned will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the same proportion as shares for which the Trustee receives voting instructions.

- --------------------------------------------------------------------------------
                DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.
- --------------------------------------------------------------------------------

1. Election of Directors
M.C. Bennett, A.J. Clark, E.I. Colodny,                                 WITHHOLD
J.L. Everett, III, A.E. Murray                               FOR ALL    FROM ALL
(FOR except vote withheld from the following nominee(s))       / /        / /

- ---------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
2. Appointment of Auditors                             / /      / /         / /

- --------------------------------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6, AND 7.
- --------------------------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
3. Stockholder Proposal No. 1                          / /      / /         / /


4. Stockholder Proposal No. 2                          / /      / /         / /


5. Stockholder Proposal No. 3                          / /      / /         / /


6. Stockholder Proposal No. 4                          / /      / /         / /


7. Stockholder Proposal No. 5                          / /      / /         / /


- --------------------------------------------------------------------------------
Change of Address/Comments   / /          I will attend the meeting   / /

Signature(s)                                            Date
             ----------------------------------------        ---------------
(Please date, sign exactly as your name appears above, and return this form in the enclosed envelope. Your shares will be voted according to your instructions. If this form is not returned before April 26, 1994 or is returned signed but with no voting instructions, any shares you hold in the Savings Plan for Salaried and Hourly Employees will be voted in the same proportion as shares for which the Trustee receives voting instructions, as provided by the Plan.)
- --------------------------------------------------------------------------------

PROXY

                       CONFIDENTIAL VOTING INSTRUCTIONS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 TO: CHEMICAL BANK AS TRUSTEE UNDER THE MARTIN MARIETTA ENERGY SYSTEMS, INC.
                SAVINGS PLAN FOR SALARIED AND HOURLY EMPLOYEES

In accordance with the provisions of the Martin Marietta Energy Systems, Inc. Savings Plan for Salaried and Hourly Employees (the "Plan"), you are instructed as follows with respect to voting shares of Common Stock of Martin Marietta Corporation (the "Corporation") which are credited to my account in the Plan listed above at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1994 and at any adjournment thereof as indicated herein on those matters described in the Proxy Statement, and upon any other matters which may properly come before the meeting.

                                      COMMENTS: (CHANGE OF ADDRESS)
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The signer hereby revokes all previous proxies
given by the signer to vote at said meeting or any
adjournments thereof.                                        /SEE REVERSE SIDE/

NO 2785-Salaried 3/18/94 1:53 PM Page 1

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed and returned will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the same proportion as shares for which the Trustee receives voting instructions.

- --------------------------------------------------------------------------------
                DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.
- --------------------------------------------------------------------------------

1. Election of Directors
M.C. Bennett, A.J. Clark, E.I. Colodny,                                 WITHHOLD
J.L. Everett, III, A.E. Murray                               FOR ALL    FROM ALL
(FOR except vote withheld from the following nominee(s))       / /        / /

- ---------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
2. Appointment of Auditors                             / /      / /         / /

- --------------------------------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6, AND 7.
- --------------------------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
3. Stockholder Proposal No. 1                          / /      / /         / /


4. Stockholder Proposal No. 2                          / /      / /         / /


5. Stockholder Proposal No. 3                          / /      / /         / /


6. Stockholder Proposal No. 4                          / /      / /         / /


7. Stockholder Proposal No. 5                          / /      / /         / /


- --------------------------------------------------------------------------------
Change of Address/Comments   / /          I will attend the meeting   / /

Signature(s)                                            Date
             ----------------------------------------        ---------------
(Please date, sign exactly as your name appears above, and return this form in the enclosed envelope. Your shares will be voted according to your instructions. If this form is not returned before April 26, 1994 or is returned signed but with no voting instructions, any shares you hold in the 401(k) Plan for Salaried Employees will be voted in the same proportion as shares for which the Trustee receives voting instructions, as provided by the Plan.)
- --------------------------------------------------------------------------------

PROXY

                       CONFIDENTIAL VOTING INSTRUCTIONS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 TO: CHEMICAL BANK AS TRUSTEE UNDER THE MARTIN MARIETTA ENERGY SYSTEMS, INC.
                      401(K) SAVINGS PLAN FOR SALARIED EMPLOYEES

In accordance with the provisions of the Martin Marietta Energy Systems, Inc. 401 (k) Savings Plan for Salaried Employees (the "Plan"), you are instructed as follows with respect to voting shares of Common Stock of Martin Marietta Corporation (the "Corporation") which are credited to my account in the Plan listed above at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1994 and at any adjournment thereof as indicated herein on those matters described in the Proxy Statement, and upon any other matters which may properly come before the meeting.

                                      COMMENTS: (CHANGE OF ADDRESS)
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The signer hereby revokes all previous proxies
given by the signer to vote at said meeting or any
adjournments thereof.                                        /SEE REVERSE SIDE/

NO 2785-Hourly 3/18/94 1:55 PM Page 1

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed and returned will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the same proportion as shares for which the Trustee receives voting instructions.

- --------------------------------------------------------------------------------
                DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.
- --------------------------------------------------------------------------------

1. Election of Directors
M.C. Bennett, A.J. Clark, E.I. Colodny,                                 WITHHOLD
J.L. Everett, III, A.E. Murray                               FOR ALL    FROM ALL
(FOR except vote withheld from the following nominee(s))       / /        / /

- ---------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
2. Appointment of Auditors                             / /      / /         / /

- --------------------------------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 3, 4, 5, 6, AND 7.
- --------------------------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
3. Stockholder Proposal No. 1                          / /      / /         / /


4. Stockholder Proposal No. 2                          / /      / /         / /


5. Stockholder Proposal No. 3                          / /      / /         / /


6. Stockholder Proposal No. 4                          / /      / /         / /


7. Stockholder Proposal No. 5                          / /      / /         / /


- --------------------------------------------------------------------------------
Change of Address/Comments   / /          I will attend the meeting   / /

Signature(s)                                            Date
             ----------------------------------------        ---------------
(Please date, sign exactly as your name appears above, and return this form in the enclosed envelope. Your shares will be voted according to your instructions. If this form is not returned before April 26, 1994 or is returned signed but with no voting instructions, any shares you hold in the 401(k) Plan for Hourly Employees will be voted in the same proportion as shares for which the Trustee receives voting instructions, as provided by the Plan.)
- --------------------------------------------------------------------------------

PROXY

                       CONFIDENTIAL VOTING INSTRUCTIONS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 TO: CHEMICAL BANK AS TRUSTEE UNDER THE MARTIN MARIETTA ENERGY SYSTEMS, INC.
                  401 (K) SAVINGS PLAN FOR HOURLY EMPLOYEES

In accordance with the provisions of the Martin Marietta Energy Systems, Inc. 401 (k) Savings Plan for Hourly Employees (the "Plan"), you are instructed as follows with respect to voting shares of Common Stock of Martin Marietta Corporation (the "Corporation") which are credited to my account in the Plan listed above at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1994 and at any adjournment thereof as indicated herein on those matters described in the Proxy Statement, and upon any other matters which may properly come before the meeting.

                                      COMMENTS: (CHANGE OF ADDRESS)
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      -----------------------------------------
                                      (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The signer hereby revokes all previous proxies
given by the signer to vote at said meeting or any
adjournments thereof.                                        /SEE REVERSE SIDE/

                                                         [MARTIN MARIETTA LOGO]
- --------------------------------------------------------------------------------

MARTIN MARIETTA CORPORATION                                            6801 ROCKLEDGE DRIVE
                                                                       BETHESDA, MARYLAND
                                                                       20817
                                                                       TELEPHONE (301)
                                                                       897-6167

LILLIAN M. TRIPPETT
CORPORATE SECRETARY AND ASSISTANT GENERAL COUNSEL

                                IMPORTANT NOTICE

                TO HOLDERS OF COMMON STOCK OF THE MARTIN COMPANY

     On October 10, 1961, you were advised that the consolidation of The Martin Company and American-Marietta Company into Martin Marietta Corporation had been approved by the stockholders of both companies. You were at that time, and have been at least annually since then, requested to exchange your Martin Company stock certificates for Martin Marietta Corporation Common Stock certificates on a basis of 1.3 shares of Martin Marietta for each share of Martin owned.

     Since the 1961 consolidation, there have been dividend payments on each share of Martin Marietta Corporation Common Stock. In addition, on October 19, 1981, October 17, 1983, and June 28, 1985, fifty percent stock dividends in the form of three-for-two splits were effected for holders of Martin Marietta Corporation Common Stock on the record dates associated with those stock dividends. On September 30, 1993, a one hundred percent stock dividend in the form of a two-for-one split was effected for holders of Martin Marietta Corporation Common Stock on the record date associated with that stock dividend. As a former holder of Martin Company shares, you are entitled to Martin Marietta dividends, but these dividends cannot be paid until The Martin Company shares have been exchanged by you for Martin Marietta Corporation shares.

     This is an important matter worthy of your attention. After a specified period of time, depending on the state of last known address, if the exchange is not accomplished, we are required by state escheat laws to surrender the shares and accrued dividends to state governments.

     So again, we urge your attention to this matter. For instructions on how to exchange your shares (even if you cannot locate your certificates), please contact:

          Mr. Craig Broomfield
          First Chicago Trust Company of New York
          P.O. Box 2536, Suite 4694
          Jersey City, New Jersey 07303-2536
          Telephone (201) 222-4684

     Enclosed is a copy of the Proxy Statement and a Proxy Card relating to the Annual Meeting of Stockholders to be held on April 28, 1994.

                                          Sincerely,

                                      /S/ LILLIAN M. TRIPPETT
                                          --------------------
                                          Lillian M. Trippett

March 21, 1994

                                                         [MARTIN MARIETTA LOGO]
- --------------------------------------------------------------------------------

MARTIN MARIETTA CORPORATION                                            6801 ROCKLEDGE DRIVE
                                                                       BETHESDA, MARYLAND
                                                                       20817
                                                                       TELEPHONE (301)
                                                                       897-6167

LILLIAN M. TRIPPETT
CORPORATE SECRETARY AND ASSISTANT GENERAL COUNSEL

                                IMPORTANT NOTICE

            TO HOLDERS OF COMMON STOCK OF AMERICAN-MARIETTA COMPANY

     On October 10, 1961, you were advised that the consolidation of The Martin Company and American-Marietta Company into Martin Marietta Corporation had been approved by the stockholders of both companies. You were at that time, and have been at least annually since then, requested to exchange your American-Marietta Company stock certificates for Martin Marietta Corporation Common Stock certificates on a basis of one share of Martin Marietta for each share of American-Marietta owned.

     Since the 1961 consolidation, there have been dividend payments on each share of Martin Marietta Corporation Common Stock. In addition, on October 19, 1981, October 17, 1983, and June 28, 1985, fifty percent stock dividends in the form of three-for-two splits were effected for holders of Martin Marietta Corporation Common Stock on the record dates associated with those stock dividends. On September 30, 1993, a one hundred percent stock dividend in the form of a two-for-one split was effected for holders of Martin Marietta Corporation Common Stock on the record date associated with that stock dividend. As a former holder of American-Marietta Company shares, you are entitled to Martin Marietta dividends, but these dividends cannot be paid until the American-Marietta Company shares have been exchanged by you for Martin Marietta Corporation shares.

     This is an important matter worthy of your attention. After a specified period of time, depending on the state of last known address, if the exchange is not accomplished, we are required by state escheat laws to surrender the shares and accrued dividends to state governments.

     So again, we urge your attention to this matter. For instructions on how to exchange your shares (even if you cannot locate your certificates), please contact:

          Mr. Craig Broomfield
          First Chicago Trust Company of New York
          P.O. Box 2536, Suite 4694
          Jersey City, New Jersey 07303-2536
          Telephone (201) 222-4684

     Enclosed is a copy of the Proxy Statement and a Proxy Card relating to the Annual Meeting of Stockholders to be held on April 28, 1994.

                                          Sincerely,

                                      /S/ LILLIAN M. TRIPPETT
                                          --------------------
                                          Lillian M. Trippett

March 21, 1994

                                IMPORTANT NOTICE

                   TO: UNEXCHANGED HOLDERS OF COMMON STOCK OF
                         MARTIN MARIETTA ALUMINUM INC.
                   (formerly Harvey Aluminum (Incorporated))

     Pursuant to an appointment by Martin Marietta Corporation, we act as Agents for the stockholders of Martin Marietta Aluminum Inc. who have not presented their stock certificates for exchange to Martin Marietta Corporation in accordance with the Agreement and Plan of Merger dated July 27, 1974.

     Enclosed is a copy of the proxy card and proxy statement pertaining to the Annual Meeting of Stockholders of Martin Marietta Corporation to be held on April 28, 1994.

     The rules of the New York Stock Exchange provide that if instructions are not received from you by April 18, 1994, the tenth day before the meeting, the proxy may be given at discretion by us as the holder of record of the stock as to the election of directors and the ratification of the appointment of auditors. (The Board of Directors recommends a vote FOR each of the above proposals.)

     We cannot, without instruction from you, give your proxy with respect to the stockholder proposals to be voted upon at the meeting. (The Board of Directors recommends a vote AGAINST the stockholder proposals.)

     Accordingly, please give your instructions over your signature on the enclosed proxy card and return it to us promptly in the self-addressed envelope provided. It is understood that if you sign without otherwise marking the proxy card, you wish us to vote the shares as recommended by the Board of Directors on all matters to be acted on at the meeting. If you are unable to communicate with us by April 18, 1994, we will nevertheless follow your instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the stockholders' meeting.

     On numerous occasions you have been requested to exchange your Martin Marietta Aluminum Inc. or Harvey Aluminum (Incorporated) stock certificates for Martin Marietta Corporation Common Stock certificates on a basis of 1.15 shares of Martin Marietta Corporation for each share of Martin Marietta Aluminum Inc. or Harvey Aluminum (Incorporated) owned. In addition, on October 19, 1981, October 17, 1983, and June 28, 1985, fifty percent stock dividends in the form of three-for-two splits were effected for holders of Martin Marietta Corporation Common Stock on the record dates associated with those stock dividends. On September 30, 1993, a one hundred percent stock dividend in the form of a two-for-one split was effected for holders of Martin Marietta Corporation Common Stock on the record date associated with that stock dividend. This is an important matter worthy of your attention. After a specified period of time, depending on the state of last known address, if the exchange is not accomplished, Martin Marietta Corporation is required by laws of escheatment to surrender the shares and accrued dividends to state governments.

     If you cannot locate your certificates of Martin Marietta Aluminum Inc. or Harvey Aluminum (Incorporated), and declare them to be lost, you should contact:

          Mr. Craig Broomfield
          First Chicago Trust Company of New York
          P.O. Box 2536, Suite 4694
          Jersey City, New Jersey 07303-2536
          Telephone (201) 222-4684

                                       First Chicago Trust Company of New York
                                       ---------------------------------------
                                                          Agent

March 21, 1994

                                IMPORTANT NOTICE

                   TO: UNEXCHANGED HOLDERS OF COMMON STOCK OF
                               MATHEMATICA, INC.

     Pursuant to an appointment by Martin Marietta Corporation, we act as Agents for the stockholders of Mathematica, Inc. who have not presented their stock certificates for exchange to Martin Marietta Corporation in accordance with the Agreement and Plan of Merger dated July 22, 1983.

     Enclosed is a copy of the proxy card and proxy statement pertaining to the Annual Meeting of Stockholders of Martin Marietta Corporation to be held on April 28, 1994.

     The rules of the New York Stock Exchange provide that if instructions are not received from you by April 18, 1994, the tenth day before the meeting, the proxy may be given at discretion by us as the holder of record of the stock as to the election of directors and the ratification of the appointment of auditors. (The Board of Directors recommends a vote FOR each of the above proposals.)

     We cannot, without instruction from you, give your proxy with respect to the stockholder proposals to be voted upon at the meeting. (The Board of Directors recommends a vote AGAINST the stockholder proposals.)

     Accordingly, please give your instructions over your signature on the enclosed proxy card and return it to us promptly in the self-addressed envelope provided. It is understood that if you sign without otherwise marking the proxy card, you wish us to vote the shares as recommended by the Board of Directors on all matters to be acted on at the meeting. If you are unable to communicate with us by April 18, 1994, we will nevertheless follow your instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the stockholders' meeting.

     On several occasions you have been requested to exchange your Mathematica, Inc. stock certificates for Martin Marietta Corporation Common Stock certificates on a basis of .4689 shares of Martin Marietta Corporation for each share of Mathematica, Inc. owned. In addition, on October 19, 1981, October 17, 1983, and June 28, 1985, fifty percent stock dividends in the form of three-for-two splits were effected for holders of Martin Marietta Corporation Common Stock on the record dates associated with those stock dividends. On September 30, 1993, a one hundred percent stock dividend in the form of a two-for-one split was effected for holders of Martin Marietta Corporation Common Stock on the record date associated with that stock dividend. This is an important matter worthy of your attention. After a specified period of time, depending on the state of last known address, if the exchange is not accomplished, Martin Marietta Corporation is required by laws of escheatment to surrender the shares and accrued dividends to state governments.

     If you cannot locate your certificates of Mathematica, Inc. and declare them to be lost, you should contact:

          Mr. Craig Broomfield
          First Chicago Trust Company of New York
          P.O. Box 2536, Suite 4694
          Jersey City, New Jersey 07303-2536
          Telephone (201) 222-4684

                                       First Chicago Trust Company of New York
                                       ---------------------------------------
                                                          Agent

March 21, 1994

                                EDGAR APPENDIX


The table on EDGAR page 20 in this document is presented as a line graph in the printed version of the document.